UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

EDITAS MEDICINE, INC.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EDITAS MEDICINE, INC.
11 Hurley Street
Cambridge, Massachusetts 02141
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held June 3, 2021
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Editas Medicine, Inc., which is scheduled to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2021 on Thursday, June 3, 2021 at 8:30 a.m. Eastern Time. This year’s Annual Meeting will again be hosted virtually. We believe that hosting a virtual meeting supports the health and well-being of our stockholders, employees, directors, and other meeting participants in light of the ongoing COVID-19 pandemic. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in the attached proxy statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site.
Only stockholders who owned common stock at the close of business on April 6, 2021 can vote during the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.
Election of two Class II directors to our board of directors, each to serve until the 2024 annual meeting of stockholders;

2.
Approval, on an advisory basis, of the compensation paid to our named executive officers;

3.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information regarding the foregoing in the attached proxy statement.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 20, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record on our books at the close of business on April 6, 2021, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:
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Vote over the Internet, by going to www.proxyvote.com (have your proxy card in hand when you access the website);

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Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

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Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided toa you; or

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Vote during the virtual Annual Meeting, by going to www.virtualshareholdermeeting.com/EDIT2021 at the scheduled time of the meeting (have your Notice and control number found on your proxy card in hand).

A complete list of registered stockholders will be available at least 10 days prior to the meeting for inspection at our offices at 11 Hurley St., Cambridge, Massachusetts 02141. This list will also be available to stockholders of record during the Annual Meeting for examination at www.virtualshareholdermeeting.com/EDIT2021. If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares.
By Order of the Board of Directors,
James C. Mullen
President, Chief Executive Officer
and Chair of the Board of Directors
Cambridge, Massachusetts
April 20, 2021

Editas Medicine, Inc.
Proxy Statement

Page
Proxy Statement	1
Proxy Statement Summary	2
Important Information About the Annual Meeting and Voting	7
Proposal No. 1—Election of Two Class II Directors	11
Information Regarding Directors
Corporate Governance	16
Stockholder Engagement	16
Director Nomination Process	16
Director Independence	17
Board Skills & Experience and Demographic Mix	18
Board Committees	19
Board and Committee Meetings Attendance	22
Director Attendance at Annual Meeting of Stockholders	22
Code of Business Conduct and Ethics	22
Corporate Governance Guidelines	22
Board Leadership Structure and Board’s Role in Risk Oversight	22
Communication with our Directors	24
Executive Compensation	25
Compensation Discussion and Analysis	25
Compensation Risk Assessment	42
Compensation Committee Report	42
Summary Compensation Table	43
Pay Ratio Disclosure	44
Grants of Plan-Based Awards	44
Outstanding Equity Awards at Fiscal Year-End	45
Option Exercises and Stock Vested	47
Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements	47
Potential Payments upon Termination or Change in Control	49
Compensation Committee Interlocks and Insider Participation	51
Director Compensation	51
Securities Authorized for Issuance Under Our Equity Compensation Plans	53
Transactions with Related Persons	54
Principal Stockholders	56
Report of the Audit Committee	58
Proposal No. 2—Advisory Vote on Executive Compensation	59
Proposal No. 3—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	60
Householding, Stockholder Proposals and Other Matters	62

EDITAS MEDICINE, INC.
11 Hurley Street
Cambridge, Massachusetts 02141
617-401-9000
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
to be held June 3, 2021
This proxy statement (the “Proxy Statement”) and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Editas Medicine, Inc. (the “Annual Meeting”) to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2021 on Thursday, June 3, 2021 at 8:30 a.m. Eastern Time. This year’s Annual Meeting will again be held virtually only. We believe that hosting a virtual meeting supports the health and well-being of our stockholders, employees, directors, and other meeting participants in light of the ongoing COVID-19 pandemic. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The logistics of the virtual meeting are discussed more fully in this Proxy Statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. The board of directors of Editas is using this Proxy Statement to solicit proxies for use at the Annual Meeting. In this Proxy Statement, unless expressly stated otherwise or the context otherwise requires, the use of “Editas,” “our,” “we” or “us” refers to Editas Medicine, Inc.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 3, 2021:
This Proxy Statement and our 2020 Annual Report to Stockholders are
available for viewing, printing and downloading at http://www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) as filed with the Securities and Exchange Commission (“SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141. This Proxy Statement and our 2020 Annual Report are also available on the SEC’s website at http://www.sec.gov.
On or about April 20, 2021, we will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this Proxy Statement and our 2020 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

Proxy Statement Summary
This summary highlights information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Attend our 2021 Annual Meeting of Stockholders Via Live Webcast
8:30 a.m., Eastern Time, on Thursday, June 3, 2021 Access to Live Webcast: www.virtualshareholdermeeting.com/EDIT2021
How to Vote Prior to the Annual Meeting
By mailing your Proxy Card	By telephone	By Internet

Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by June 2, 2021.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 2, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Please note that, due to the COVID-19 pandemic and public health concerns, the Annual Meeting will be held virtually, via live webcast, rather than in-person. To attend the Annual Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Cast Your Vote Right Away
Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.
	More Information	Board of Directors recommendation
PROPOSAL 1: Election of Two Class II Directors	Page 11	FOR each nominee
PROPOSAL 2: Advisory Vote on Executive Compensation	Page 59	FOR
PROPOSAL 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	Page 60	FOR

Governance Highlights
We are committed to strong corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term stockholder value. Most recently, we focused on the following corporate governance efforts:
Board Leadership Structure
Our board of directors (the “Board”) evaluates our Board leadership structure from time to time to determine the appropriate leadership structure for the company given the specific characteristics or circumstances of the company at the time. Based on the Board’s most recent assessment, and in connection with the appointment of James Mullen as our president and chief executive officer in February 2021, the Board determined that the most advantageous leadership structure for the company and its stockholders was to unify the role of chairman of the Board and chief executive officer. However, the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance and, accordingly, appointed Jessica Hopfield, Ph.D., as lead independent director. We believe the role of lead independent director, combined with our other experienced and independent Board members, provides strong independent oversight of management.
Stockholder Engagement
During the first quarter of 2021, we solicited feedback from institutional investors representing approximately 43% of our outstanding shares. The governance topics discussed include board composition and diversity, classified board elections, and stockholder voting thresholds relating to director election, corporate actions and other matters. Among the actions taken in response to the feedback, management reviewed and discussed the feedback with the Board and we have enhanced our disclosures on diversity, including highlighting our commitment to consider diversity as a factor when evaluating candidates to our board of directors and senior management team.
Governance Best Practices
✓ Lead Independent Director with delineated responsibilities	✓ Annual self-evaluation of Board and committees, including assessment of individual directors
✓ 5 of 6 directors are independent	✓ Annual evaluation of chief executive officer by independent directors
✓ 100% independence among members of Audit, Compensation and Nominating and Corporate Governance Committees	✓ Robust executive and non-employee director Stock Ownership Guidelines
✓ Mandatory retirement age of 75	✓ Maintain a compensation recoupment (clawback) policy
✓ Diverse Board: ◦ 33% women ◦ 33% racially/ethnically diverse ◦ Female Lead Independent Director ◦ Female chair of Nominating and Corporate Governance Committee	✓ No shareholder rights plan (i.e., no “poison pill”)
✓ Regular executive sessions of independent directors	✓ Corporate Governance Guidelines published on our website at https://ir.editasmedicine.com/ corporate-governance/documents-and-charters.

Director Nominees
		Director Since		Independent
Name	Age		Current Positions	Yes	No	Committee Memberships
Meeta Chatterjee, Ph.D.	66	2020	SVP of Global Business Development, Legend Biotech Corp.	X		• Audit Committee • Organization, Leadership and Compensation Committee
Andrew Hirsch	50	2017	President and Chief Executive Officer, Director, C4 Therapeutics, Inc.	X		• Audit Committee (chair) • Organization, Leadership and Compensation Committee
We believe Dr. Chatterjee’s qualifications to sit on the Board include her broad strategic and operational experience in pharmaceutical research and development, licensing and strategic transactions.
We believe Mr. Hirsch’s qualifications to sit on our Board include his strong business background and experience as an executive at biopharmaceutical companies.

Executive Compensation Highlights
Select 2020 Business Highlights
✓ Dosed the first cohort in BRILLIANCE Phase 1/2 clinical trial of EDIT-101	✓ Advanced induced pluripotent stem cell-derived natural killer cell program
✓ Submitted an investigational new drug application to the U.S. Food and Drug Administration for the initiation of a Phase 1/2 clinical trial for EDIT-301	✓ Advanced our manufacturing capabilities through partnership with a global contract development and manufacturing organization
2020 Compensation Highlights
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Continued focus on pay-for-performance, with approximately 80% of our chief executive officer’s and, on average, 86% of our other named executive officer target compensation being variable, either because it was subject to performance goals, the fluctuations of stock price, or both.

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Adopted stock ownership guidelines applicable to our non-employee directors and our senior management team, including all of our executive officers, to further align the long-term interests of our leadership and our stockholders.

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Adopted a recoupment, or clawback, policy that covers cash and equity incentive-based compensation paid to our executive officers, including our president and chief executive officer, chief financial officer and our principal accounting officer.

Early 2021 Compensation Highlights
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Long-term incentive awards granted to new chief executive officer entirely performance-based.

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Introduced restricted stock unit awards that are earned contingent upon the achievement of pre-established performance goals as part of 2021 long-term incentive award program for other executive officers.

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Amended our annual performance-based cash bonus program to more closely align our overall cash bonus program with corporate achievement, while better rewarding outstanding performers and ensuring that our employees know clearly that we value their contributions.

2020 Executive Target Compensation Mix
The charts below illustrate the target 2020 pay mix (excluding benefits) for Cynthia Collins, who served as our chief executive officer until February 2021, and for our other named executive officers, excluding Judith Abrams, M.D., our former chief medical officer, and Erik Ek, our former interim chief financial officer, both of whom separated from our company during 2020.
CEO 2020 Compensation Mix(1)	Average of Other Named Executive Officers 2020 Compensation Mix(1)(2)

(1)
For purposes of these charts, the annual performance-based cash bonus amount reflects the target bonus potential for each individual. See “Executive Compensation—2020 Summary Compensation Table” for amounts actually earned by each individual.

(2)
For purposes of this chart, with respect to Michelle Robertson, who was appointed our chief financial officer in January 2020, and Lisa Michaels, M.D., who was appointed our chief medical officer in November 2020, (i) their respective base salaries have been annualized and (ii) one-time signing bonuses paid to each of them have been excluded.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
Election of two Class II directors to the Board, each to serve until the 2024 annual meeting of stockholders;

2.
Approval, on an advisory basis, of the compensation paid to our named executive officers;

3.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting

As of the date of this Proxy Statement, we are not aware of any business to come before the meeting other than the first three items noted above.
Board of Directors Recommendation
Our Board unanimously recommends that you vote:
FOR the election of the two nominees to serve as Class II directors on our Board, each for a three-year term;
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Availability of Proxy Materials
The Notice regarding our proxy materials, including this Proxy Statement and our 2020 Annual Report, is being mailed to stockholders on or about April 20, 2021. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.
Who Can Vote during the Annual Meeting
Only stockholders of record at the close of business on the record date of April 6, 2021, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 6, 2021, there were 67,580,775 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.
Beneficial Owners of Shares Held in Street Name.   If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote
If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or virtually during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
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By Telephone.   You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.

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Via the Internet.   You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed Notice or proxy card. You will need to have your Notice or proxy card in hand when you access the website.

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By Mail.   If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

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Voting during the Annual Meeting.   You may vote during the Annual Meeting by accessing the website www.virtualshareholdermeeting.com/EDIT2021 and having your Notice or proxy card in hand. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, so that if you should become unable to attend the Annual Meeting, your shares will be voted as directed by you. Online check-in will begin at 8:15 a.m. Eastern Time on June 3, 2021. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/EDIT2021. Technical support will be available starting at 8:15 a.m. Eastern Time on June 3, 2021.

Telephone and Internet voting prior to the Annual Meeting for stockholders of record will be available up until 11:59 p.m. Eastern Time on June 2, 2021, and mailed proxy cards must be received by June 2, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. Stockholders that own stock in “street name” as of the date may virtually attend the meeting and vote your shares online while attending the meeting with your control number included on your voting instruction form.
Proposals Considered “Discretionary” and “Non-Discretionary”
If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified routine, or “discretionary,” matters, but they are not permitted to vote these shares on other non-routine, or “non-discretionary,” matters.
The election of directors (Proposal No. 1) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 2) are considered non-discretionary matters under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on these matters without voting instructions from you and your shares will be counted as “broker non-votes.” The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 (Proposal No. 3) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.

Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting virtually or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”
Stockholder List
A complete list of registered stockholders will be available at least 10 days prior to the meeting for inspection at our offices at 11 Hurley St., Cambridge, Massachusetts 02141. If you are unable to inspect this list in person, please contact our secretary by mail at Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Secretary, or by email at legal@editasmed.com to request such list. When making such request, please ensure that you have your Notice or proxy card available so that you can prove that you a registered stockholder. Such list will also be available for examination by the stockholders during the whole time of the Annual Meeting at www.virtualshareholdermeeting.com/EDIT20201.
Votes Required to Approve Proposals
To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote on the election of directors (Proposal No. 1).
To approve, on an advisory basis, the compensation paid to our named executive officers (Proposal No. 2), the holders of a majority of the shares voted on the matter and voting “for” or “against” such proposal must vote FOR the proposal. Because this vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 3). If your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your shares on Proposal 3. Although stockholder ratification of the audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the audit committee may reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2021.
Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:
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by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

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by voting online during the meeting; or

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by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your account. If you own stock in “street name” as of the record date, you may virtually attend the meeting and vote your shares online during the meeting with your control number included on your voting instruction form.
Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.
Questions at the Annual Meeting
If you wish to submit a question on the day of the Annual Meeting, beginning at 8:15 a.m. Eastern Time, on Thursday, June 3, 2021, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/EDIT2021. Our virtual Annual Meeting will be governed by our Rules of Conduct which will be posted in advance of the meeting at https://ir.editasmedicine.com/annual-meeting-materials. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF TWO CLASS II DIRECTORS
Our Board currently consists of six members, including a chair of the Board. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
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the Class I directors are James C. Mullen and Akshay K. Vaishnaw, M.D., Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2023;

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the Class II directors are Meeta Chatterjee, Ph.D., and Andrew Hirsch, and their terms will expire at the Annual Meeting; and

•
the Class III directors are Jessica Hopfield, Ph.D., and David T. Scadden, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our Board. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
Our Board has nominated Dr. Chatterjee and Mr. Hirsch for election as Class II directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board.
We believe that it is essential that our Board members represent diverse backgrounds and experiences, both personally and professionally. Accordingly, although we do not have a formal policy regarding board diversity, our Nominating and Corporate Governance Committee seeks candidates that have broad experience and skills in areas important to the operation of our company, as well as diversity of age, gender, race, national origin, ethnicity, sexual orientation, and education. Currently, our Board includes two female directors and two directors who identify as racially/ethnically diverse. See “—Board Skills & Experience and Demographic Mix” below for additional information. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities.
Our priority in selection of Board members is identification of members who will further the interests of our stockholders, and in this context, we consider a variety of attributes in selecting nominees to our Board, including:
•
an understanding of, and experience in, the biotechnology and pharmaceutical industries, research and academic organizations and governmental regulatory agencies, and the scientific and legal landscapes in which such entities operate;

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an understanding of, and experience in, accounting oversight and governance, finance, and complex business transactions;

•
leadership experience and significant accomplishments with public companies or other comparable organizations;

•
the ability to contribute positively to the collaborative culture among our Board members;

•
long-term reputation for the highest personal and professional integrity; and

•
demonstrated contribution as a member of other boards of directors, and sufficient time and availability to devote to our affairs.

These factors and others are considered useful by our Board and are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time.
Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class II Directors
Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.
Age
Meeta Chatterjee, Ph.D. joined our Board in December 2020. Dr. Chatterjee has served as Senior Vice President of Global Business Development at Legend Biotech Corp., a public biopharmaceutical company, since March 2019. She previously served in increasing roles of responsibility at Merck Research Laboratories, a division of Merck & Co., Inc. (“Merck”), from 2007 to May 2018, including serving in its Business Development and Licensing group as Head of Strategy, Transactions and Operations from March 2017 to May 2018 and as Head of the group’s Office of Business Strategy and Operations from May 2014 to March 2017. Prior to joining Merck, Dr. Chatterjee held leadership roles in Discovery Research and in Licensing at Schering-Plough Research Institute and was Head of R&D Licensing at the time of Schering-Plough Corp.’s merger with Merck. Dr. Chatterjee holds a B.A. in Physics from St. Xavier’s University in Ahmedabad, India, and Rutgers University, and a Ph.D. in Physiology from Rutgers University. She completed her post-doctoral fellowship in the Department of Physiology at the University of Virginia School of Medicine. We believe Dr. Chatterjee’s qualifications to sit on the Board include her broad strategic and operational experience in pharmaceutical research and development, licensing and strategic transactions.	66
Andrew Hirsch has served as a member of our Board since May 2017. Mr. Hirsch has served as a director and as the President of C4 Therapeutics, Inc., a public biopharmaceutical company, since September 2020 and as its Chief Executive Officer since October 2020. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public biotechnology company, as well as head of its corporate development beginning March 2018. He served as President and Chief Executive Officer of BIND Therapeutics, Inc., a biotechnology company (“BIND”), from March 2015 until August 2016. Prior to being named President and Chief Executive Officer at BIND, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. In May 2016, BIND filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation, a public biopharmaceutical company, in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc. (“Biogen”), one of the world’s largest biotechnology companies, including vice president of Corporate Strategy and M&A. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania. We believe Mr. Hirsch’s qualifications to sit on our Board include his strong business background and experience as an executive at biopharmaceutical companies.	50
Our Board recommends voting “FOR” the election of Meeta Chatterjee and Andrew Hirsch as Class II directors, for a three-year term ending at the annual meeting of stockholders to be held in 2024.
Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our Board.

Directors Continuing in Office
Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Age
Class I Directors (Term Expires at 2023 Annual Meeting)
James C. Mullen has served as chair of our Board since March 2018, and as our President and Chief Executive Officer since February 2021. Mr. Mullen previously served as Chief Executive Officer and a director of Patheon N.V., a pharmaceutical contract development and manufacturing organization, from March 2011 until its acquisition by Thermo Fisher Scientific, Inc. (“Thermo Fisher”), a public biotechnology product development company, in August 2017. Prior to joining Patheon, from June 2000 to June 2010, Mr. Mullen served as the president and Chief Executive Officer of Biogen. Mr. Mullen held various operating positions at Biogen prior to becoming Chief Executive Officer, including Chief Operating Officer, Vice President, International, and Vice President, Operations. Mr. Mullen has served on the board of directors of Thermo Fisher since November 2018. Mr. Mullen previously served on the board of directors of Insulet Corporation, a public medical device company (“Insulet”), from September 2017 until January 2019 and PerkinElmer, Inc., a public technology and service provider for diagnostics, research, environmental and industrial and laboratory services markets, from 2003 to April 2015. He also previously served as Chairman of the Biotechnology Innovation Organization. Mr. Mullen received a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Villanova University. We believe that Mr. Mullen’s more than 40 years of experience in the biotechnology and pharmaceutical industries, including building leading organizations on a global scale, and his sitting on the board of directors of public and private life sciences companies, qualifies him to serve as a member of our Board.	62
Akshay K. Vaishnaw, M.D., Ph.D., has served as a member of our Board since July 2016. Dr. Vaishnaw has served as the President, Research and Development of Alnylam Pharmaceuticals, Inc. (“Alnylam”), a public company developing RNA-based therapies, since March 2018. Prior to that, Dr. Vaishnaw held a variety of positions at Alnylam, including Executive Vice President, Research and Development from December 2014 until March 2018, Chief Medical Officer from June 2011 until December 2016, Executive Vice President, Senior Vice President, Senior Vice President, Clinical Research and Vice President, Clinical Research. Since May 2019, Dr. Vaishnaw has served as a director of Scholar Rock, Inc., a public biopharmaceutical company. Dr. Vaishnaw is a Fellow of the Royal College of Physicians, United Kingdom. He received his M.D. from University of Wales College of Medicine and his Ph.D. from the University of London. We believe Dr. Vaishnaw’s qualifications to sit on our Board include his strong medical background and experience as an executive at biopharmaceutical companies.	58

Age
Class III Directors (Term Expires at 2022 Annual Meeting)
Jessica Hopfield, Ph.D., joined our Board in February 2018 and became lead independent director in February 2021. Dr. Hopfield has served on the board of directors of Insulet since July 2015 and as its lead independent director from August 2016 until January 2019 and on the board of directors of Maravai LifeSciences Holdings, Inc., a public diagnostic and reagent company, since November 2020. Since 2013, Dr. Hopfield has served on the Board of Trustees of the Joslin Diabetes Center, including as the Chairperson from October 2015 until July 2019. She previously served on the board of directors of Radius Health, Inc., a public biopharmaceutical company, from January 2019 until December 2020. Since 2010, Dr. Hopfield has been the principal at J Hopfield Consulting providing guidance and executive coaching to start-up technology firms. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company in its global pharmaceuticals and medical devices practice and she served clients across pharmaceutical, biotechnology, medical device and consumer industries with a focus on strategy, R&D management, and marketing. Dr. Hopfield also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a B.S. from Yale College, an M.B.A. from Harvard Graduate School of Business Administration as a Baker Scholar, and a Ph.D. in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield is directorship certified by the National Association of Corporate Directors. We believe that Dr. Hopfield’s executive and consulting experience in the healthcare, pharmaceutical, and medical device industries and her public company governance experience qualifies her to serve as a member of our Board.	56
David T. Scadden, M.D., joined our Board in February 2019. Dr. Scadden is the Gerald and Darlene Jordan Professor of Medicine at Harvard University, a position he has held since 2006. Since 1995, Dr. Scadden has practiced at the Massachusetts General Hospital, where he founded and directs the Center for Regenerative Medicine and directed the Hematologic Malignancies Center of the MGH Cancer Center for 10 years. Dr. Scadden co-founded and co-directs the Harvard Stem Cell Institute and is Chairman emeritus and Professor of the Harvard University Department of Stem Cell and Regenerative Biology. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences and a Fellow of the American College of Physicians and the American Academy for the Advancement of Science. He is an affiliate member of the Broad Institute of Harvard and the Massachusetts Institute of Technology and is a former member of the Board of External Experts for the National Heart, Lung and Blood Institute, the Board of Scientific Counselors for the National Cancer Institute and Board of Directors of the International Society for Stem Cell Research. Dr. Scadden has served on the boards of Agios since May 2017, Magenta Therapeutics, Inc., a public biotechnology company where he is a scientific founder, since November 2016, and private biotechnology companies LifeVault Bio and Clear Creek Bio, Inc. since May 2017 and February 2017, respectively. He is also a scientific founder of Fate Therapeutics, Inc., a public biotechnology company. Dr. Scadden holds a B.A. from Bucknell University in English, an M.D. from Case Western Reserve University and holds honorary degrees, including an A.M. from Harvard Medical School, an Sc.D. from Bucknell University and an M.D. from Lund University in Sweden. We believe Dr. Scadden is qualified to serve on our Board due to his scientific expertise in the fields of hematology and oncology.	68
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors
Biographical information for our current executive officers who are not directors is listed below.
Age
Michelle Robertson has served as our Chief Financial Officer since January 2020. Ms. Robertson previously served as the Chief Financial Officer of Momenta Pharmaceuticals, Inc. (“Momenta”), a publicly traded biotechnology company, from October 2018 until January 2020, and as Vice President, Financial Planning and Analysis of Momenta from May 2017 to October 2018. From 2015 to 2016, Ms. Robertson was Vice President, Oncology Finance for Baxalta, Inc., a biopharmaceutical company, following its spin-off from Baxter International. From 2012 to 2015, Ms. Robertson served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc., and prior to that, held various Finance and Commercial Operations-leadership positions in the Oncology and Biosurgery divisions at Genzyme Corporation (now Sanofi Genzyme), a biotechnology company. Ms. Robertson received her B.S. in Finance and A.S. in Accounting and Management from Bentley University.	54
Lisa A. Michaels, M.D., has served as our Executive Vice President, Chief Medical Officer since November 2020. Dr. Michaels previously served in roles of increasing responsibility at Bayer Pharmaceuticals, a division of Bayer AG (“Bayer”), a biopharmaceutical company, from July 2009 to November 2020, serving most recently as the head of Bayer’s Rare Diseases, Cell and Gene Therapy therapeutic area. Dr. Michaels received a B.A. in biochemistry and an M.D. from the University of Virginia. Dr. Michaels completed her residency and qualification in pediatrics at Duke University and post-graduate fellowship and qualification in hematology and oncology at the Children’s Hospital of Philadelphia.	56

CORPORATE GOVERNANCE
Stockholder Engagement
We believe part of effective corporate governance includes active engagement with our stockholders. We value the views of our stockholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as our business strategy, status of research and development programs, our executive compensation program and general corporate governance topics. Our discussions with our investors have been productive and informative, and have provided valuable feedback to our executive management team and our Board to help ensure that our decisions are aligned with stockholder objectives. We remain committed to investing time with our stockholders to increase transparency and better understand our stockholder base and their perspectives.
During the first quarter of 2021, we solicited feedback from institutional investors representing approximately 43% of our outstanding shares. The governance topics discussed include board composition and diversity, classified board elections, and stockholder voting thresholds relating to director election, corporate actions and other matters. Among the actions taken in response to the feedback, management reviewed and discussed the feedback with the Board and we have enhanced our disclosures on diversity, including highlighting our commitment to consider diversity as a factor when evaluating candidates to our board of directors and senior management team. Regarding the other governance feedback received, after discussion and consideration, the nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”) determined that the company and its stockholders are, at this time, best served by maintaining the current classified board structure and stockholder voting standards. However, the Nominating and Corporate Governance Committee and our Board are committed to regularly considering these governance matters to determine whether they remain in the best interest of our stockholders.
We intend to continue our stockholder outreach following the filing of this Proxy Statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding governance and compensation matters of importance to our stockholders. We view this outreach effort as a valuable opportunity to discuss measures that are important to our stockholders. We also intend to continue our stockholder engagement efforts following the Annual Meeting regardless of the vote results on the proposals included herein.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate directors.
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. The qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:
•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

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Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our Board and its committees.

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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our Board is considered.

•
Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Nominating and Corporate Governance Committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. During 2020, the Nominating and Corporate Governance Committee engaged a third-party search firm to identify appropriate director candidates for our Board and such firm identified Meeta Chatterjee, Ph.D., who was appointed to our Board during 2020.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Drs. Chatterjee, Hopfield, Scadden and Vaishnaw and Mr. Hirsch is an “independent director” as defined under Nasdaq Listing Rules. Our Board has also determined that Mr. Hirsch and Drs. Chatterjee and Hopfield, who comprise the audit committee of our Board (the “Audit Committee”), and Drs. Chatterjee and Vaishnaw and Mr. Hirsch, who comprise the organization, leadership and compensation committee of our Board (the “Compensation Committee”), satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Skills & Experience and Demographic Mix
Our commitment to diversity and inclusion is demonstrated by the composition of our Board, which currently includes two women and two ethnically or racially diverse individuals. The following table and charts provide information regarding our nominees for director and directors continuing in office following the Annual Meeting:

Director Independence	Director Tenure

Overall Board Diversity	Director Age

Board Committees
Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and a science and technology committee (the “Science and Technology Committee”) and may from time to time form such other committees that the Board deems necessary. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee is posted on the corporate governance section of the “Investors” section on our website, which is located at http://www.editasmedicine.com.
Audit Committee
The members of the Audit Committee are Meeta Chatterjee, Ph.D., Andrew Hirsch, and Jessica Hopfield, Ph.D. Mr. Hirsch is the chair of the Audit Committee. James C. Mullen served as a member of the Audit Committee until his appointment as our chief executive officer in February 2021, at which time Dr. Chatterjee was appointed to the Audit Committee. Our Board has determined that Mr. Hirsch is an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, our Board has considered Mr. Hirsch’s formal education and the nature and scope of his experience as described above. The Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The Audit Committee met eight times during the year ended December 31, 2020. The Audit Committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the independence of the registered public accounting firm;

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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

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monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

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overseeing our internal audit function, if any;

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discussing our risk management policies;

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establishing procedures for the receipt and retention of accounting related complaints and concerns;

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meeting independently with our internal auditing staff, our independent registered public accounting firm, and management;

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reviewing and approving or ratifying any related person transactions; and

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preparing the Audit Committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by the Audit Committee.
Organization, Leadership and Compensation Committee
The members of the Compensation Committee are Meeta Chatterjee, Ph.D., Andrew Hirsch, and Akshay K. Vaishnaw, M.D., Ph.D. Dr. Vaishnaw is the chair of the Compensation Committee. James C. Mullen served as chair of the Compensation Committee until his appointment as our chief executive officer in February 2021, at which time Dr. Chatterjee was appointed to the Compensation Committee and Dr. Vaishnaw was appointed chair. The Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and other members of senior management. The Compensation Committee met six times during the year ended December 31, 2020. The Compensation Committee’s responsibilities include:
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reviewing and making recommendations to our Board with respect to the compensation of our chief executive officer;

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reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers and senior management;

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overseeing the evaluation and leadership development of our senior executives, including reviewing development, retention and succession plans for such senior executives, excluding succession planning for our chief executive officer;

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assessing, monitoring and making recommendations to our Board with respect to our organizational health, leadership development programs and processes designed to attract, motivate, develop and retain employees;

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reviewing and making recommendations to our Board with respect to our incentive compensation and equity-based compensation plans;

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overseeing and administering our equity-based plans;

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reviewing and making recommendations to our Board with respect to director compensation;

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reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

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preparing the compensation committee report required by SEC rules, which is included in this Proxy Statement.

The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee reviews all compensation components including base salary, bonus, benefits and equity incentives, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation to the Board on the compensation of our chief executive officer. In addition, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee also makes recommendations to our Board regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.
Under its charter, the Compensation Committee may from time to time delegate authority to subcommittees as it deems appropriate.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Jessica Hopfield, Ph.D., and David T. Scadden, M.D. Dr. Hopfield is the chair of the Nominating and Corporate Governance Committee. James C. Mullen served as chair of the Nominating and Corporate Governance Committee until his appointment as our chief executive officer in February 2021, at which time Dr. Hopfield was appointed chair. The Nominating and Corporate Governance Committee met five times during the year ended December 31, 2020. The Nominating and Corporate Governance Committee’s responsibilities include:
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identifying individuals qualified to become members of our Board;

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recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

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developing and recommending to our Board corporate governance principles;

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overseeing succession planning for our chief executive officer; and

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overseeing periodic evaluations of our Board.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation process of our Board and its committees, including an assessment of the contributions of individual directors. At the conclusion of this process, the Nominating and Corporate Governance Committee determines what actions, if any, to present to the Board and the other committees to further enhance the performance and effectiveness of the Board, its committees and individual directors. As appropriate, this process results in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees.
Science and Technology Committee
The members of the Science and Technology Committee are Jessica Hopfield, Ph.D., David T. Scadden, M.D., and Akshay K. Vaishnaw, M.D., Ph.D. Dr. Scadden is the chair of the Science and Technology Committee. The Science and Technology Committee met four times during the year ended December 31, 2020. Our Science and Technology Committee’s responsibilities include:
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assisting our Board’s oversight of our research and development activities and advising the Board with respect to strategic and tactical scientific issues;

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reviewing, evaluating, and advising our Board and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development program;

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monitoring and evaluating trends in research and development, and recommending to our Board and management emerging technologies for building our technological strength;

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recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

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advising our Board and management on the scientific aspects of business development transactions;

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regularly reviewing our research and development pipeline;

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assisting our Board with its oversight responsibility for enterprise risk management in areas affecting our research and development; and

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reviewing such other topics as delegated to the Science and Technology Committee from time to time by our Board.

Board and Committee Meetings Attendance
The full Board met ten times during 2020. During 2020, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage all of our directors to attend. All members of our Board attended our 2020 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.editasmedicine.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:
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our Board’s principal responsibility is to oversee the management of our company;

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except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;

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the independent directors meet in executive session at least twice a year;

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directors have full and free access to management and, as necessary, independent advisors; and

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the Nominating and Corporate Governance Committee will oversee periodic self-evaluations of the Board to determine whether it and its committees are functioning effectively

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.editasmedicine.com.
Board Leadership Structure and Board’s Role in Risk Oversight
Board Leadership Structure
Our corporate governance guidelines provide the Board with flexibility to select the leadership structure that the Board believes is most appropriate given the specific characteristics or circumstances of the company at the time. James Mullen has served as chair of the Board since March 2018. In February 2021, he was appointed our president and chief executive officer. In his role as chair of the Board, Mr. Mullen has gained a deep understanding of our business and the strategic priorities and key issues we face. Furthermore, he has more than 40 years of experience in the biotechnology and pharmaceutical industries, including building leading organizations on a global scale, and has sat on the board of directors of public and private life sciences companies. Serving as both chair and chief executive officer enables Mr. Mullen to employ his extensive strategic and operational experience and knowledge of our company and our industry in a unified role to focus the Board on key areas essential to our strategic plan, thereby enhancing our long-term value. We believe this combined role also promotes our ability to communicate with a single and consistent voice to stockholders, partners, employees and other stakeholders. As chair of the Board, Mr. Mullen’s responsibilities include determining the frequency and length of board meetings, recommending when special meetings of the Board should be held, preparing or approving the agenda for each Board meeting, and assisting with other corporate governance matters.
While the Board believes the consolidation of the chair and chief executive officer roles is optimal at this time, the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance. Our corporate governance guidelines provide that if the chair of the Board is not an independent director, then an independent director may be designated to serve as lead independent director. Upon Mr. Mullen’s appointment as president and chief executive officer, the Board appointed Jessica Hopfield, Ph.D., as lead independent director, based on her strong leadership experience as a director on other public company boards of directors, including as lead independent director on the board of directors of Insulet from August 2016 until January 2019. In her role as lead independent director, Dr. Hopfield’s responsibilities include chairing meetings of our independent directors, meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee of the Board, facilitating communications between management and the Board, working with the chair of the Board in the preparation of the agenda for each Board meeting, and otherwise consulting with the chair of the Board on matters relating to corporate governance and Board performance. We believe the role of lead independent director, combined with our other experienced and independent Board members, provides strong independent oversight of management. The Board evaluates our Board leadership structure from time to time and may recommend or implement further alterations of this structure in the future.
Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2020 Annual Report and in the other reports we file with the SEC from time to time. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks. Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our Board and its committees oversee the risk management activities of management. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company, including those related to any potential security breaches. The Audit Committee oversees risk management activities related to financial controls, legal and compliance risks and cybersecurity risks. As part of this oversight, the Audit Committee receives regular reports from management on such risks at its regularly scheduled meetings, including reports not less than twice per year relating to data privacy and cybersecurity and the actions management has taken to limit, monitor or control such exposures. The Audit Committee also meets privately with representatives from our independent registered public accounting firm as part of its oversight of our risk management. The Compensation Committee oversees risk management activities relating to our compensation policies and practices, our organizational health and succession planning for the members of our senior management. The Nominating and Corporate Governance Committee oversees risk management activities relating to our Board’s composition and succession planning for our chief executive officer. In addition, members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Communication with Our Directors
Any interested party with concerns about our company may report such concerns to our Board by submitting a written communication to the attention of our corporate secretary or the chair of the Board at the following address:
c/o Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
United States
You may submit your concern anonymously or confidentially by mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Board (if one is appointed and is an independent director), the lead independent director (if one is appointed) or otherwise the chair of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the principles underlying our policies and decisions with respect to all material elements of the compensation of our named executive officers.
Our named executive officers for the fiscal year ended December 31, 2020, were:
•
Cynthia Collins, our former president and chief executive officer, who ceased serving as our president and chief executive officer on February 15, 2021, upon the appointment of James C. Mullen;

•
Michelle Robertson, our chief financial officer;

•
Lisa Michaels, M.D., our chief medical officer;

•
Charles Albright, Ph.D., our former chief scientific officer, who ceased serving as our chief scientific officer on January 15, 2021;

•
Judith Abrams, M.D., our former chief medical officer, who ceased serving as our chief medical officer on May 1, 2020; and

•
Erik Ek, our former interim chief financial officer, who ceased serving as our interim chief financial officer on January 8, 2020, upon the appointment of Michelle Robertson.

Management changes during 2020 and Since the End of our Last Completed Fiscal Year
On January 9, 2020, Michelle Robertson was appointed as our chief financial officer, succeeding Erik Ek, an employee of FTI Consulting, Inc. (“FTI”) who was serving as our interim chief financial officer, principal financial officer and principal accounting officer. Our arrangement with FTI for Mr. Ek’s services was terminated in January 2020 in connection with Ms. Robertson’s appointment. In May 2020, we announced that Judith Abrams, M.D., resigned as our chief medical officer and, in connection with her resignation, we entered into an advisory agreement with her. Lisa Michaels, M.D., joined us as chief medical officer in November 2020.
In January 2021, we announced that Charles Albright, Ph.D., our chief scientific officer resigned from the company. Additionally, in February 2021, James C. Mullen was appointed as president and chief executive officer, succeeding Cynthia Collins. In connection with her departure, Ms. Collins entered into a separation agreement with us.
For a discussion of the compensation paid to Mr. Mullen, Ms. Robertson and Dr. Michaels, please see “—Compensation of Our New Chief Executive Officer,” “—Compensation of Our New Chief Financial Officer and Chief Medical Officer,” and “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.” The compensation we agreed to pay Ms. Robertson and Dr. Michaels reflects the compensation negotiated with each of them in connection with their hire in 2020. The compensation paid to Mr. Ek reflects the negotiated terms between our company and his employer, FTI, and the temporary role he was asked to play at our company. For a discussion of the agreements we entered into with Ms. Collins and Dr. Abrams in connection with their departures from our company, see “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.”
As a result of these special circumstances, the compensation paid to Ms. Robertson, Dr. Michaels, Dr. Abrams and Mr. Ek in 2020 and reflected in this section varies from the compensation for 2020 for our other named executive officers. In addition, Mr. Ek was not included in the annual compensation review undertaken by the Compensation Committee in 2020 and is excluded from the discussion below under “—Executive Compensation Elements & Decisions.”

Company Background and Select 2020 Business Highlights
Editas Medicine is a leading, clinical stage gene editing company dedicated to developing potentially transformative gene-editing medicines to treat a broad range of serious diseases. The promise of genomic medicines is supported by the advancing knowledge of the human genome and by harnessing the progress in technologies for cell therapy, gene therapy, and, most recently, gene editing. We believe this progress sets the stage for us to create medicines with the potential to have a durable benefit for patients. Our core capability in gene editing uses the technology known as CRISPR (clustered, regularly interspaced, short palindromic repeats) to allow us to create molecules that efficiently and specifically edit DNA. Our mission is to translate the promise of gene editing into a broad class of differentiated, transformational medicines for diseases with high unmet need.
We made significant progress in 2020 across our programs. In our in vivo gene-editing medicine portfolio, we dosed the first cohort, the adult low-dose cohort, in our BRILLIANCE Phase 1/2 clinical trial of EDIT-101, our experimental therapeutic to treat Leber congenital amaurosis type 10. However, we experienced slowed enrollment in 2020 for subsequent cohorts due to the ongoing impact of the COVID-19 pandemic, resulting in a delay in our initiating dosing of the second cohort, the adult mid-dose cohort, until the first quarter of 2021. For our ex vivo gene-edited medicine portfolio, we submitted an investigational new drug application to the U.S. Food and Drug Administration for the initiation of a Phase 1/2 clinical trial for EDIT-301, which we refer to as our RUBY trial, for the treatment of sickle cell disease. We also advanced our induced pluripotent stem cell-derived natural killer cell program for solid tumors. Finally, we advanced our manufacturing capabilities through partnership with a global contract development and manufacturing organization.
2020 Compensation Highlights

•
Pay-for-Performance: Our corporate accomplishments in 2020 were a direct product of the performance of our named executive officers, and thus were an important factor in determining the 2020 compensation for Cynthia Collins and Michelle Robertson, the only named executive officers eligible to receive the 2020 annual performance-based bonus. Following an assessment of our corporate accomplishments relative to the 2020 corporate goals and weightings thereof established by our Board, the Compensation Committee recommended, and our Board approved, a corporate goal achievement percentage of 70.55%.

•
Stock Ownership Guidelines: We believe that the ownership of meaningful levels of our stock by our directors and executive officers is a critical factor in aligning the long-term interests of our leadership and our stockholders. To promote this goal, in December 2020 we adopted stock ownership guidelines that apply to our non-employee directors and our senior management team, including all of our executive officers.

•
Clawback Policy: In view of applicable law, governance trends and practices of other public companies similar to ours, in December 2020 we adopted a recoupment, or clawback, policy that covers cash and equity incentive-based compensation paid to our executive officers, including our president and chief executive officer, chief financial officer and our principal accounting officer.

Early 2021 Compensation Highlights

•
Chief Executive Officer Transition: In February 2021, James C. Mullen was appointed our president and chief executive officer, succeeding Cynthia Collins as our president and chief executive officer. In connection with his appointment, Mr. Mullen did not receive any time-based equity awards, instead receiving only performance-based stock options and a performance-based restricted stock unit award. His offer letter also provides for an annual base salary of $625,000 and an annual target bonus equal to 60% of his base salary, which bonus shall be prorated for 2021.

•
Introduction of PSUs into 2021 Executive Equity Award Program: To further tie executive compensation to corporate performance and stockholder value, in 2021, 25% of annual equity-based compensation awarded to our senior officers will be in the form of performance stock unit (“PSU”) awards, with 25% of the remaining grants in the form of time-based restricted stock unit (“RSU”) awards and 50% in the form of time-based vesting options (based on a target aggregate award value).

•
Amendment of Annual Performance-based Cash Bonus Program: In February 2021, we amended our annual performance-based cash bonus program to provide for independent weighting of corporate and individual achievement to determine a fixed percent of the bonus payable. This amended program will more closely align our overall cash bonus program with corporate achievement, while better rewarding outstanding performers and ensuring that our employees know clearly that we value their contributions.

Say-on-Pay Vote Results
At our 2020 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Approximately 94% of the votes cast by stockholders on this proposal, excluding broker non-votes and abstaining votes, were cast in support of the compensation paid to our named executive officers. While this vote is a non-binding advisory vote, our Compensation Committee and Board take the voting results into account in determining the compensation of our named executive officers. Given the strong level of support evidenced by last year’s say-on-pay vote, among other factors, our Compensation Committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program in 2020. However, as discussed above and in “—2021 Compensation Actions”, in February 2021 our Compensation Committee introduced PSUs as a component of our equity award program and amended our annual performance-based cash bonus program to further emphasize pay-for-performance in our executive compensation program for 2021.
Our Compensation Committee and Board will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2019 annual meeting of stockholders, our stockholders will have an opportunity annually to cast an advisory vote in connection with compensation for our named executive officers.
Compensation Objectives and Philosophy
Our compensation programs are designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. To achieve its objectives, the Compensation Committee structures our executives’ compensation with a number of key elements, each with its own focus and purpose. We intend for total compensation, which we define as base salary, incentive cash compensation, equity compensation and benefits, to be competitive in the biopharmaceutical marketplace in which we compete for talent in order to help us achieve our short- and long-term financial and operational goals.

Element of Compensation	Purpose	Features
Base Salary	Attract, retain and reward talented executives needed to drive our business.	Fixed component of compensation to provide financial stability, based on responsibilities, experience, internal equity, performance and peer company data.
Annual Performance-based Cash Bonuses	Motivate the achievement of business goals that the Compensation Committee and the Board believe are important to the overall success of the business and will enhance stockholder value over time.
Variable component of compensation tied to the achievement of pre-determined quantitative and qualitative corporate performance goals, and for executive officers other than our chief executive officer, on the achievement of pre-determined individual goals that align with our overall priorities.

Equity Incentives
Assist in retaining our named executive officers and aligning their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in the appreciation of our stock price.

Variable component of compensation in the form of stock options and RSUs typically subject to multi-year vesting based on continued service and tied to the performance of our common stock price, as well as PSUs tied to achievement of pre-established performance goals.

The Compensation Committee works closely with Pearl Meyer & Partners, LLC (“Pearl Meyer”) throughout the year to ensure that our compensation program remains competitive and within market. One of the services provided by Pearl Meyer to the Compensation Committee is the identification of a market framework (including a peer group of companies) for formal compensation benchmarking purposes. Peer group benchmarking is one of the key factors considered by the Compensation Committee in setting named executive officer compensation levels and making other compensation decisions. While starting base salaries and our benefit programs are fixed, merit salary increases, actual cash incentive awards and annual equity grants are based on performance against strategic and operational goals.
Commitment to Pay-for-Performance
The Compensation Committee believes that the total compensation package provided to our named executive officers, which combines both short- and long-term incentives including equity components that are at-risk,
•
is competitive without being excessive,

•
is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership,

•
is attractive to any additional talent that might be needed in a rapidly changing competitive landscape,

•
avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short- and long-term interests of our stockholders, and

•
provides the appropriate incentives to our executives to create long-term organizational and stockholder value.

In establishing the levels and components of compensation for the named executive officers, including our chief executive officer, the Compensation Committee considers a number of factors, including analyses of compensation of peers and other companies in the biopharmaceutical industry, analyses of reports from Pearl Meyer, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and our company, and the value and size of the total vested and unvested equity grants maintained by the named executive officers.
The Compensation Committee retains the authority and flexibility to vary the compensation of any individual named executive officer from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and qualifications, internal parity relative to similar positions within our company, and individual or company performance relative to performance goals and our selected peer group to ensure appropriate pay-for-performance alignment. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, historically, a majority of the compensation for our named executive officers is long-term compensation, balanced with sufficient short-term incentives to encourage consistently strong performance.
As shown in the following charts, our compensation program places an emphasis on performance-linked compensation, with approximately 80% of our chief executive officer’s and, on average, 86% of our other named executive officers’ target compensation being variable, either because it was subject to performance goals, the fluctuations of stock price, or both.
The charts below illustrate the target 2020 pay mix (excluding benefits) for Ms. Collins, who served as our chief executive officer until February 2021, and for our other named executive officers, excluding Dr. Abrams and Mr. Ek, both of whom separated from the company during 2020.
CEO 2020 Compensation Mix(1)	Average of Other Named Executive Officers 2020 Compensation Mix(1)(2)

(1)
For purposes of these charts, the annual performance-based cash bonus amount reflects the target bonus potential for each individual. See “—2020 Summary Compensation Table” for amounts actually earned by each individual.

(2)
For purposes of this chart, with respect to Ms. Robertson and Dr. Michaels, (i) their respective base salaries have been annualized and (ii) one-time signing bonuses paid to each of them have been excluded.

For our February 2021 annual equity grants, we introduced PSUs as a component of the equity compensation provided to our senior officers, including our named executive officers. In addition, in connection with his appointment as our new chief executive officer in February 2021, Mr. Mullen did not receive any time-based equity awards, instead receiving (i) a performance-based stock option that vests only upon the achievement of specified organizational milestones, (ii) a performance-based stock option that vests only upon the achievement of significant stock price levels and (iii) a performance-based restricted stock unit award that vests only upon the achievement of certain research and development milestones.

Executive Compensation Program Best Practices
Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:
What We Do	What We Don’t Do
✓ Maintain an industry-specific peer group for benchmarking pay	✘ No employment agreements that guarantee a certain compensation level or employment term
✓ Target pay based on market norms	✘ No guaranteed annual salary increases or guaranteed bonuses
✓ Balance short-and long-term incentives (through annual cash bonuses and equity awards)	✘ No single-trigger vesting in connection with a change-in-control for equity awards
✓ Maintain a compensation recoupment (clawback) policy	✘ No executive perquisites or personal benefits beyond limited perquisites for new hires
✓ Set robust executive and non-employee director Stock Ownership Guidelines	✘ No hedging or pledging or speculative transaction in our securities
✓ Use multiple financial and strategic measures to determine incentive payouts, include caps on annual incentive payments	✘ No re-pricing of equity awards without shareholder approval
✓ Engage independent compensation consultant	✘ No excise tax gross-ups
Executive Compensation Process
Role of our Compensation Committee. The Compensation Committee is responsible for, among other things, reviewing and approving, or recommending for approval by our Board, the compensation of our executive officers and our senior management, including salary, bonus and incentive compensation levels, equity compensation (including awards to induce employment), severance arrangements, change-in-control benefits and other forms of executive officer compensation. A full description of the Compensation Committee’s role and responsibilities is in the Compensation Committee’s charter, which is available on our website.
Role of Management. As a part of determining named executive officer performance and compensation, the Compensation Committee receives recommendations from our chief executive officer (except with respect to his or her own compensation and performance). Our chief executive officer’s performance and compensation is approved by our Board based upon the recommendation of the Compensation Committee. The evaluation of each of our named executive officers is based on our overall corporate performance against annual goals that are approved by our Board at the beginning of each year, as discussed in more detail below. At the invitation of the Compensation Committee, certain members of our senior management also participate in Compensation Committee meetings to share their perspective and relevant information on topics that the Compensation Committee is discussing.
Role of the Compensation Committee’s Independent Compensation Consultant. The Compensation Committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist the committee in performing its responsibilities. The Compensation Committee may terminate the services of the consultant if the Compensation Committee deems it appropriate. The Compensation Committee utilized the services of Pearl Meyer to assist it in fulfilling its responsibilities in 2019, 2020 and 2021. Pearl Meyer was retained exclusively by the Compensation Committee and has not been retained by management to perform any work for our company other than projects performed at the direction of the Compensation Committee. Pearl Meyer provided analysis and recommendations regarding:
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trends and emerging topics with respect to executive compensation;

•
peer group selection for executive compensation benchmarking;

•
compensation practices of the selected peer group;

•
compensation philosophy and programs, including risk assessment, for executives; and

•
stock utilization and other relevant metrics.

Pearl Meyer advised the Compensation Committee on all the principal aspects of executive compensation, including executive new hire compensation arrangements. Pearl Meyer consultants attended meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed, when requested to do so. Pearl Meyer reported to the Compensation Committee and not to management, although it met with management for purposes of gathering information for its analyses and recommendations. The Compensation Committee annually evaluates its engagement of compensation consultants, and selected Pearl Meyer to advise with respect to compensation matters based on Pearl Meyer’s industry experience and reputation, which the Compensation Committee concluded gave Pearl Meyer useful context and knowledge to advise it. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.
Defining and Comparing Compensation Benchmarks. The Compensation Committee benchmarks our executive compensation against a peer group of companies to determine competitiveness and market trends. The Compensation Committee reviews the companies in our peer group annually, reviews Pearl Meyer’s recommendations regarding which companies should be included in the peer group and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives. The Compensation Committee also annually reviews the executive pay practices of other similarly-situated companies as reported by Pearl Meyer through industry surveys and proxy analysis. These surveys are specific to the biopharmaceutical and biotechnology sector. The Compensation Committee requests customized reports of these surveys so that the compensation data reflect the practices of companies that are like us. The Compensation Committee considers this information when making determinations or recommendations for each element of compensation for our named executive officers.
In developing the peer group of companies to inform 2020 compensation decisions, our Compensation Committee, with the assistance of Pearl Meyer, established a peer group of 20 publicly traded, national and regional companies in the biopharmaceutical industry that was selected based on two categories of companies:
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publicly traded discovery or development stage gene editing or gene therapy companies; and

•
publicly traded, Massachusetts-based biotechnology or biopharmaceutical companies that we believe we compete with for executive talent.

Based on these criteria, our peer group for 2020 was comprised of the following companies:
Acceleron Pharma Inc.	Blueprint Medicines Corporation	Regenxbio Inc.
Adverum Biotechnologies, Inc.	CRISPR Therapeutics AG	Rubius Therapeutics, Inc.
Allogene Therapeutics, Inc.	Epizyme, Inc.	Sangamo Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	Fate Therapeutics, Inc.	Syros Pharmaceuticals, Inc.
Audentes Therapeutics, Inc.	Homology Medicines, Inc.	Voyager Therapeutics, Inc.
AVROBIO, Inc.	Intellia Therapeutics Inc.	WAVE Life Sciences Ltd.
bluebird bio, Inc.	Magenta Therapeutics, Inc.

Sixteen of the twenty peer companies were determined to be focused in the gene editing or therapy space and the remaining four peer companies were other local companies that potentially competed with us for qualified employees. The peer group was reviewed for reasonableness based on the following aggregate size statistics:
Company	Market Capitalization (Dollar Amounts in Millions)(1)	Research and Development Expenses (Dollar Amounts in Millions)(2)	Number of Employees(3)
Median Company in 2020 Peer Group	$1,295	$91	133
Editas	$1,227	$76	133

(1)
Such amounts were based on publicly available data as of July 31, 2019.

(2)
Research and development expenses represent such expenses for the most recent four quarters of available public data as of July 31, 2019. For our company, such amounts represent the twelve-month period ending on June 30, 2019.

(3)
Most recently available public data as of June 2019.

In evaluating the compensation of our named executive officers for 2020, Pearl Meyer also compared the compensation of select named executive officers to a broader biotechnology industry group, with a focus on public biopharmaceutical companies that were of an equivalent size as our company.
The Compensation Committee believed the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require the Compensation Committee to vary from its historic compensation practices or deviate from its general compensation philosophy under certain circumstances.
For the purposes of informing 2021 compensation decisions, the Compensation Committee, with the advice of Pearl Meyer, examined our peer group list using the same criteria as the previous year and approved the following companies as our 2021 peer group:
Adverum Biotechnologies, Inc.	Dicerna Pharmaceuticals Inc.*	Regenxbio Inc.
Allogene Therapeutics, Inc.	Fate Therapeutics, Inc.	Rubius Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	Homology Medicines, Inc.	Sangamo Therapeutics, Inc.
AVROBIO, Inc.	Intellia Therapeutics Inc.	Syros Pharmaceuticals, Inc.
bluebird bio, Inc.	Iovance Biotherapeutics, Inc.*	uniQure N.V.*
Constellation Pharmaceuticals Inc.*	Karuna Therapeutics, Inc.*	Voyager Therapeutics, Inc.
CRISPR Therapeutics AG

*
Addition to 2021 peer group.

In determining the 2021 peer group as compared to the 2020 peer group, the Compensation Committee removed Acceleron Pharma Inc., Blueprint Medicines Corporation and Epizyme, Inc. due to such companies achieving the commercialization stage of their development, Audentes Therapeutics, Inc. due to its acquisition, and Magenta Therapeutics, Inc. and WAVE Life Sciences Ltd. due to their having significantly lower market capitalizations than us. The Compensation Committee also added to our 2021 peer group Karuna Therapeutics, Inc. due to it being a locally-based company that potentially competes with us for qualified employees, Iovance Biotherapeutics, Inc., due to it being a publicly traded company at the discovery or development stage with a similar focus as us, and Constellation Pharmaceuticals Inc., Dicerna Pharmaceuticals Inc. and uniQure N.V. for being both locally-based and publicly traded companies at the discovery or development stage with a similar focus to us.

The 2021 peer group size statistics presented to the Compensation Committee as part of its evaluation were as follows:
Company	Market Capitalization (Dollar Amounts in Millions)(1)	Research and Development Expenses (Dollar Amounts in Millions)(2)	Number of Employees(3)
Median Company in 2021 Peer Group	$1,532	$119	187
Editas	$2,193	$116	208

(1)
Such amounts were based on publicly available data as of August 10, 2020.

(2)
Research and development expenses represent such expenses for the most recent four quarters of available public data as of March 31, 2020. For our company, such amounts represent the twelve-month period ending on March 31, 2020.

(3)
Most recently available public data as of June 2020.

Timing of Compensation Actions. Annual base salaries and equity incentive awards for the current year and annual performance-based cash bonuses for the prior year are generally determined in the first quarter of the year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers, except that our chief executive officer’s annual performance-based cash bonus has historically been entirely based on the achievement of corporate goals and target bonus percentage, as more fully described below.
On an annual basis, our achievement of our corporate goals is assessed by the Compensation Committee in the first quarter of the subsequent year to which such goals relate and the Compensation Committee then either approves or makes a recommendation to the Board regarding the percentage of achievement of such goals and following such recommendation our Board either approves or adjusts the percentage of completion for such goals. With respect to 2020, the achievement of our corporate goals was assessed by the Compensation Committee in the first quarter of 2021 and the Compensation Committee then made a recommendation to our Board regarding the percentage of achievement of such goals and this recommendation was then considered and approved by our Board.
Executive Compensation Elements & Decisions
The primary elements of our executive compensation program are:
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base salary;

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annual performance-based cash bonus;

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equity incentive awards;

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severance and change in control benefits;

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broad-based health and welfare benefits; and

•
our 401(k) plan.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salaries for our named executive officers typically are established through arm’s length negotiation at the time the named executive officer is hired, taking into account the position for which the named executive officer is being considered and the named executive officer’s qualifications, and prior experience, as well as benchmarking market data from our compensation consultant. None of our named executive officers are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, the Compensation Committee reviews and evaluates, with input from our chief executive officer (other than with respect to himself or herself), the need for adjustment of the base salaries of our named executive officers based on changes and expected changes in the scope of a named executive officer’s responsibilities, including promotions, the individual contributions made by, and performance of, the named executive officer during the prior year, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the named executive officer’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board. No formulaic base salary increases are provided to our named executive officers.
Based on a review of market data provided by Pearl Meyer, in connection with his promotion to executive vice president and chief scientific officer in August 2019, the Compensation Committee approved a base salary for Dr. Albright of $470,000, which was not adjusted for 2020. The base salary for each of Mses. Collins and Robertson and Drs. Abrams and Michaels was set pursuant to the terms of their respective offer letters entered into in August 2019, December 2019, October 2019 and September 2020, respectively.
The 2019 and 2020 base salaries of each of our named executive officers and the percentage increase compared to 2019 salaries were:
Name	2019 Base Salary ($)	2020 Base Salary ($)	% Increase of 2020 over 2019
Cynthia Collins	$625,000	625,000	—
Michelle Robertson	—	400,000	—
Lisa Michaels, M.D.	—	470,000	—
Charles Albright, Ph.D.(1)	470,000	470,000	—
Judith Abrams, M.D.	435,000	435,000	—

(1)
Dr. Albright was promoted to executive vice president, chief scientific officer in August 2019. His base salary of $470,000 became effective as of that date; his base salary from January 2019 to August 2019 was $390,653.

Annual Performance-based Cash Bonus. We have designed our annual performance-based cash bonus program, which is generally guided by specified annual corporate and individual goals and contributions, except that our chief executive officer’s annual performance-based cash bonuses have historically been entirely based on the achievement of corporate goals and his or her target bonus amount, to, in each case, emphasize pay-for-performance and reward our named executive officers for our and their performance during the preceding year. For 2020, our annual performance-based cash bonus for our named executive officers was determined solely based on achievement of our corporate goals. Due to Dr. Michaels’ employment commencing in the fourth quarter of 2020, she was not eligible for a 2020 annual performance-based cash bonus program. In addition, as a result of Dr. Abrams’ separation from our company in May 2020 and Dr. Albright’s separation from our company in January 2021, neither was eligible to receive a 2020 annual performance-based cash bonus.
The annual performance-based cash bonus opportunity for 2020 was determined using the following formula:
Base Salary	X	Target Bonus Percentage	X	Corporate Goal Achievement Percentage (0-135%)	=	Annual Performance- based Cash Bonus Earned
The target bonus percentage, which is stated as a percentage of base salary, was set at 40% for Ms. Robertson. Ms. Robertson’s target bonus percentage multiplied by her base salary resulted in the total target bonus amount for her, which could then be increased or decreased depending on our corporate goal achievement percentage. Our corporate goal achievement percentage was based on the achievement of corporate goals established by our Board for 2020, with the levels of achievement to be determined by our Board upon recommendation of the Compensation Committee, with the potential for achievement to range from 0 to 135%. In addition, the Compensation Committee had the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.
In connection with her separation from our company, we entered into a letter agreement with Ms. Collins, our former chief executive officer, in February 2021, in which we agreed that her 2020 annual performance-based cash bonus would be equal to her 2020 target bonus amount multiplied by the corporate goal achievement percentage. Ms. Collins’ 2020 target bonus percentage was 60%.
In determining corporate goal achievement for 2020 for the annual performance-based cash bonuses for both Mses. Collins and Robertson, the Compensation Committee considered achievement of the following modified 2020 corporate goals and weighting thereof. The 2020 corporate goals and related weightings were originally established by our Board in early 2020 and subsequently modified in September 2020 to reflect the delay of our research program to treat autosomal dominant retinitis pigmentosa 4 and the effect of certain restrictions we imposed on on-site activities in our facilities, both as a result of the impact of the COVID-19 pandemic.
Corporate Goal	Weighting
Advance Our In Vivo Editing Medicines Portfolio	35%
•
Advance EDIT-101, our experimental therapeutic to treat Leber congenital amaurosis type 10, including dosing the first patient in the second cohort of the Phase 1/2 clinical trial for EDIT-101; and

• Progress our other ocular and in vivo gene editing medicine programs.
Advance Our Cell-Based Medicines Portfolio	45%
•
Submit to the U.S. Food and Drug Administration an investigation new drug application for our EDIT-301 program, which is an experimental medicine to treat sickle cell disease and beta-thalassemia; and

• Advance our allogeneic natural killer cell medicine portfolio for the treatment of solid tumor cancers.
Strengthen Manufacturing, Chemistry, and Technology Capabilities	10%
• Advance our manufacturing capabilities, including executing a service agreement with a contract development and manufacturing organization.
Build a Sustainable, Scalable Organization	5%
Build a Valued Business	5%
• Augment capital base through a combination of equity financings and business development and end 2020 with two years of cash runway.
In assessing the level of achievement for our 2020 corporate goals in February 2021 for recommendation to our Board, the Compensation Committee considered whether we had achieved the specific goals in each category of our corporate objectives and the weighting for each category determined by the Board, including the weighting for any overachievement. Based on this assessment, the Compensation Committee recommended a corporate achievement percentage of 70.55% to our Board and our Board approved such amount based upon the Compensation Committee’s recommendation and its own assessment of our achievement of such goals.
In accordance with the determinations of the Compensation Committee and our Board, the 2020 annual performance-based cash bonus payments for our named executive officers who received 2020 bonuses were as follows:
Name	2020 Target Bonus Percentage	Corporate Goal Achievement Percentage	2020 Annual Performance-based Cash Bonus Earned
Cynthia Collins	60%	70.55%	$264,563
Michelle Robertson	40%	70.55%	$112,800
Equity Incentive Awards. Our equity award program is the primary long-term incentive vehicle for our executives. We believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period.
Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. Historically, we have used stock options, and beginning in 2019, RSU awards, to compensate our named executive officers in the form of initial grants in connection with the commencement of employment and on an annual basis thereafter. As part of its ongoing review of our compensation strategy, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from Pearl Meyer, and approves, except for the chief executive officer, or recommends to our Board the annual equity awards to be made to our named executive officers. None of our named executive officers are currently party to an employment agreement that provides for an automatic equity incentive award. In early 2021, as part of a broader compensation assessment, the Compensation Committee introduced PSU awards. See “—2021 Compensation Actions” below for further information regarding PSU awards to our named executive officers.
In the first quarter of 2020, we granted annual equity awards to our named executive officers with time-based vesting because:
•
as we were a discovery stage company until late 2018, the Compensation Committee did not want to set long-term performance goals in incentive plans that could not be modified, as they could become obsolete or create a perverse incentive at some point in the future;

•
the goals that the Compensation Committee determined were important to achieving its business objectives and driving stockholder value were included in our annual performance-based cash bonus program;

•
stock options were the predominant long-term incentive vehicle in our peer group market, and were considered to be more competitive in attracting and retaining qualified executives given our stage as a discovery company; and

•
a small minority of the peer companies made use of performance-vesting equity.

Ms. Robertson did not participate in the 2020 annual equity award process as a result of her receipt of equity awards in January 2020 in connection with her hire as chief financial officer, as discussed below under “—Compensation of Our New Chief Financial Officer.” Dr. Michaels did not participate in the 2020 annual equity award process as she was not an employee at that time. Dr. Abrams was not eligible for an annual equity award for 2020 due to her commencing employment late in 2019.
For the 2020 annual equity grants, the Compensation Committee recommended, and our Board approved, a target mix of annual equity awards for Ms. Collins and Dr. Albright consisting of 75% in stock options with time-based vesting and 25% in RSUs with time-based vesting based on a target number of shares with the RSU portion of such award then divided by two to determine the number of RSUs to be granted. The Compensation Committee believed that this equity mix helped to ensure that wealth creation remains tied to stock performance (through stock options) and promotes retention (via RSUs that vest over time to deliver equivalent value to stock options while using fewer authorized shares). Typically, the stock options that we grant to our named executive officers with time-based vesting become exercisable as to 1/48th of the shares underlying the option monthly beginning after the date of grant, which generally occurs in the first quarter of the calendar year. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Vesting and exercise rights for stock options cease after termination of employment except in the case of death or disability. The RSUs we grant to our named executive officers as part of the annual equity grant vest as to 25% of the shares underlying the RSU on the first anniversary of the grant date, and in equal quarterly installments on each anniversary of the date of grant, until the fourth anniversary of the grant date. In specified termination and change in control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “—Other Benefits—Severance and Change in Control Benefits” below for further information.

In determining the size and value of the annual equity awards to our named executive officers, the Compensation Committee, with the assistance from Pearl Meyer, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the named executive officers and the vesting terms of such prior awards, our broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. For benchmarking purposes, our 2020 annual equity awards were sized as a percentage of common shares outstanding compared to our peer group and survey data compiled by Pearl Meyer. The Compensation Committee has historically preferred this approach, rather than benchmarking the grant date fair value of the awards, as it provides for greater consistency regardless of stock price fluctuations in our, or our peer groups’, stock prices. Beginning with the 2020 compensation planning cycle, the Compensation Committee has reviewed the grant date fair value of awards as a secondary measure of the market information.
The table below shows the 2020 annual equity grants to Ms. Collins and Dr. Albright.
Name	2020 Stock Option Awards(1)	2020 RSU Awards(2)
Cynthia Collins	93,750	15,625
Charles Albright, Ph.D.	69,556	11,593

(1)
These stock option awards were granted on February 6, 2020 and were scheduled to vest over four years in equal monthly installments beginning on March 6, 2020 through February 6, 2024 and have an exercise price of $28.05 per share. All of these stock option awards granted to Ms. Collins that were unvested as of February 15, 2021, and to Dr. Albright that were unvested as of January 15, 2021, their respective separation dates, were forfeited upon their departure from the company.

(2)
These RSU award were granted on February 6, 2020 and were scheduled to vest over four years with 25% of the units vesting on February 6, 2021 and the remaining 75% of the units scheduled to vest in quarterly installments thereafter through February 6, 2024. All of these RSU awards that were unvested as of Ms. Collins’ and Dr. Albright’s respective separation dates were forfeited upon their departure from the company.

As discussed below under “—Compensation of Our New Chief Financial Officer and Chief Medical Officer,” we made equity grants to Ms. Robertson in connection with her hire as our chief financial officer and to Dr. Michaels in connection with her hire as our chief medical officer. The table below shows the equity grants to Ms. Robertson and Dr. Michaels:
Name	2020 Stock Option Awards	2020 RSU Awards
Michelle Robertson	120,000(1)	20,000(1)
Lisa Michaels, M.D.	120,000(2)	20,000(2)

(1)
In connection with Ms. Robertson’s employment commencement in January 2020, she was granted (i) an inducement stock option award to purchase 120,000 shares of our common stock on January 9, 2020, which vested as to 25% of the shares underlying the option on January 9, 2021 and vests as to an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until January 9, 2024 and which has an exercise price of $30.65 per share and (ii) an inducement RSU award for 20,000 shares of our common stock which shall vest as to 25% of the shares on each anniversary of the grant date through 2024. These awards were each made as an inducement to employment in accordance with Nasdaq Listing Rule 5635(c)(4) and not pursuant to the terms of our 2015 Stock Incentive Plan.

(2)
In connection with Dr. Michaels’ employment commencement in November 2020, she was granted (i) an inducement stock option award to purchase 120,000 shares of our common stock on November 9, 2020, which shall vest as to 25% of the shares underlying the option on November 9, 2021 and an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until November 9, 2024 and which has an exercise price of $30.41 per share and (ii) an inducement RSU award for 20,000 shares of our common stock which shall vest as to 25% of the shares on each anniversary of the grant date through 2024. These awards were each made as an inducement to employment in accordance with Nasdaq Listing Rule 5635(c)(4) and not pursuant to the terms of our 2015 Stock Incentive Plan.
Other Benefits
Severance and Change in Control Benefits. Our amended and restated severance benefits plan (“Severance Plan”) provides severance benefits to certain of our executives, including our named executive officers, and other employees designated by our Board or an authorized committee thereof, if their employment is terminated by us “without cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our chief executive officer, other C-level officers, and senior vice presidents, for 12 months, and, in the case of vice presidents, for six months) following the date of termination (the “Severance Period”), (b) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the Severance Period, and (c) the amount of any unpaid annual bonus determined by our Board to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.
The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason (each of which events, a “Change in Control Termination”), the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our chief executive officer, other C-level officers, and senior vice presidents, for 12 months, and, in the case of vice presidents, for nine months) following the date of termination (“Change in Control Severance Period”), (b) company contributions to the cost of health care continuation under COBRA during the Change in Control Severance Period, (c) the amount of any unpaid annual bonus determined by our Board to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination, and (d) an additional single lump sum bonus payment in an amount equal to the multiple of (i) a fraction the numerator of which is the number of months in the Change in Control Severance Period and the denominator of which is 12 and (ii) the eligible executive’s target annual bonus amount for the year of the Change in Control Termination. In addition, in the event of a Change in Control Termination, all of the executive’s outstanding unvested equity awards will immediately vest in full on the date of such termination.
All payments and benefits provided under the Severance Plan are contingent upon the execution by the executive and effectiveness of, and the executive’s continued compliance with, a severance and release of claims agreement in a form prescribed by us that will include, at a minimum, a release of all releasable claims, non-disparagement and cooperation obligations, a reaffirmation of continuing obligations under any restrictive covenant agreements between us and the executive, and an agreement, to the extent permitted by law, not to compete with us for 12 months following separation from employment with us.
Please refer to “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” below for a more detailed discussion of severance and change in control benefits for our named executive officers. We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of our company.
Health and Welfare Benefits. Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case, on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
401(k) Retirement Plan. We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. We provide a 200% match of employee contributions under our 401(k) plan, up to a limit on our contributions of the lesser of $6,000 and 3% of the employee’s salary.
Perquisites. We have not generally provided perquisites or personal benefits to our named executive officers, other than relocation and housing reimbursement and related tax-gross ups in connection with newly hired executives. No perquisites were provided in response to or because of the COVID-19 pandemic.
Compensation of Our New Chief Financial Officer and Chief Medical Officer
Ms. Robertson joined as our chief financial officer in January 2020, and Dr. Michaels joined as our chief medical officer in November 2021. Prior to determining compensation for each of these roles, the Compensation Committee sought input from its independent compensation consultant, Pearl Meyer. Specifically, Pearl Meyer provided our Compensation Committee with the median base salary, short-term incentive compensation and long-term incentive compensation amounts awarded to equivalent officers in our peer group and industry survey data. After considering their respective qualifications and experience and the competitive marketplace for executive talent at companies with whom we compete, the Compensation Committee approved an employment offer letter designed to compensate each of Ms. Robertson and Dr. Michaels in a manner that was both competitive in the marketplace and which aligns their long-term earnings potential with the interests of our stockholders. For a detailed discussion of the material terms of each of Ms. Robertson’s and Dr. Michaels’ offer letter, please see the summary of the agreement below under “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.” The offer letters include the same basic components of compensation paid to our other named executive officers as described above: base salary, an annual performance-based cash bonus opportunity, long-term incentive compensation and other benefits. However, because the compensation arrangements entered into with Ms. Robertson and Dr. Michaels were the result of negotiations with them, the arrangements differ from the compensation arrangements entered into with our other named executive officers in that we agreed to pay each of Ms. Robertson and Dr. Michaels a one-time bonus of $140,000 and $150,000, respectively, and agreed to reimburse Dr. Michaels for certain relocation and housing expenses. The sign-on bonus paid to each is subject to repayment in full in the event the executive is separated from our company under specified conditions during the 12 months following commencement of her employment. In addition, Dr. Michaels is required to repay in full the relocation and housing allowance in the event she is separated from our company under specified conditions during the 12 months following commencement of her employment, and 50% of the relocation and housing allowances in the event of such a separation during the period after 12 months but before 24 months following commencement of her employment.
2021 Compensation Actions
2021 Salary and Target Bonus Percentage Adjustments
In February 2021, the Compensation Committee approved a salary increase for Ms. Robertson from $400,000 to $416,000. Due to Dr. Michaels’ employment commencing in the fourth quarter of 2020, she was not eligible for an adjustment in her 2021 base salary and 2021 annual performance-based target bonus percentage.
2021 Annual Performance-based Cash Bonus Program.
In February 2021, our Compensation Committee approved an amendment to our annual performance-based cash bonus program. Under the amended program, corporate and individual achievement will be independently weighted to determine a fixed percent of the bonus payable. Our chief executive officer’s annual performance-based cash bonus will continue to be entirely based on the achievement of corporate goals and his target bonus amount, but the cash bonus payable to our other executive officers will be based 80% on corporate achievement and 20% on individual achievement. In addition, our Compensation Committee has the discretion to adjust upward or downward any cash incentive award as it deems appropriate, provided that company performance may not exceed 150% of the applicable pre-defined goals and objectives and individual performance may not exceed 130%. This amended program will more closely align our overall cash bonus program with corporate achievement, while better rewarding outstanding performers and ensuring that our employees know clearly that we value their contributions.
The following formula illustrates the 2021 annual performance-based cash bonus determination for our executive officers, other than our chief executive officer.
Component Calculation
Company Performance Component	80% Weighting	X	Base Salary	X	Target Bonus Percentage	X	Corporate Goal Achievement Percentage (0-150%)	=	Company Performance Component Payout
Individual Performance Component	20% Weighting	X	Base Salary	X	Target Bonus Percentage	X	Individual Goal Achievement Percentage (0-130%)	=	Individual Performance Component Payout
Total Annual Bonus Payout
2021 Annual Equity Grants
In February 2021, our Compensation Committee approved an adjusted mix of annual equity awards for certain of our senior officers, including our named executive officers, to include PSUs that are earned contingent upon the achievement of pre-established performance goals. The target mix for such equity grants was split 50% stock options, 25% RSUs and 25% PSUs, based on a target aggregate award value. The PSUs will be granted at a later date, and the awards will vest on the later of the date the Compensation Committee determines the achievement of the applicable milestones and the one-year anniversary of the date of grant. The Compensation Committee believes that this equity mix helps to ensure executive and shareholder interests are aligned (through stock options) and promotes retention (through RSUs that vest over time), while furthering the development of our pipeline and other related business and market-based objectives (through PSUs that vest only upon the achievement of pre-established operational performance goals). Due to Dr. Michaels’ employment commencing in the fourth quarter of 2020, she will receive only PSUs as part of the annual equity awards. Mr. Mullen, whose employment commenced in February 2021, did not receive an annual equity award, but did receive equity grants in connection with his hire as chief executive officer as discussed below under “—Compensation of Our New Chief Executive Officer.”
Compensation of our New Chief Executive Officer
Our Board appointed James Mullen, the chair of our Board, to the role of president and chief executive officer in February 2021. Prior to determining Mr. Mullen’s compensation for this new role, the Compensation Committee sought input from its independent compensation consultant, Pearl Meyer. Specifically, Pearl Meyer provided our Compensation Committee with the market ranges for base salary, short-term incentive compensation and long-term incentive compensation amounts awarded to chief executive officers in our peer group. Our Compensation Committee developed a compensation package for Mr. Mullen designed to compensate him in a manner which was both competitive in the marketplace and which aligns his long-term earnings potential with the interests of our stockholders. This package includes long-term incentive compensation to be earned based entirely on the achievement of pre-established corporate performance objectives that are both challenging and designed to drive our financial and operational performance and long-term growth.
For a detailed discussion of the material terms of Mr. Mullen’s offer letter, please see the summary of the agreement under “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.” The offer letter includes the same basic components of compensation paid to our named executive officers as described above: base salary, an annual performance-based cash bonus, long-term incentive compensation and other benefits. However, because the compensation arrangements entered into with Mr. Mullen were the result of a negotiation with Mr. Mullen, the arrangements differ from the compensation arrangements entered into with our named executive officers in certain respects. Mr. Mullen did not receive any time-based equity awards, instead receiving (i) a performance-based stock option that vests only upon the achievement of specified organizational milestones, (ii) a performance-based stock option that vests only upon the achievement of significant stock price levels and (iii) a performance-based restricted stock unit award that vests only upon the achievement of certain research and development milestones. He is not eligible for additional long-term incentive awards in 2021 or 2022. In addition, Mr. Mullen is entitled to receive a benefits allowance of $2,750 per month as reimbursement for health care premiums resulting from his election not to participate in our company’s employee health benefit plans. Mr. Mullen will no longer receive any fees for his service on the Board or any committee of the Board and is not eligible for the annual stock option grant for service on our Board under our director compensation policy.
Clawback Policy
In December 2020, upon the recommendation of our Nominating and Corporate Governance Committee, the Board adopted a recoupment, or clawback, policy that covers cash and equity incentive-based compensation paid to our executive officers, including our president and chief executive officer, chief financial officer and our principal accounting officer. The policy provides that if (i) we are required to prepare an accounting restatement for periods that end after the effective date of the policy, (ii) a current or former executive officer of our company received incentive-based compensation based on erroneous data in excess of what would have been paid to such officer under the restated financial statements, and (iii) the independent members of the Board determine that such officer’s act or omission caused or partially caused the circumstances requiring the restatement, and such officer’s actions involved either intentional misconduct or an intentional violation of our rules or any applicable legal or regulatory requirement or fraud in the course of such officer’s employment or other engagement with us, we will use reasonable efforts to recover from such officer all or a portion of such incentive-based compensation during the 3-year period preceding the date on which we are required to prepare the restatement.
Stock Ownership Guidelines
In December 2020, upon the recommendation of our Nominating and Corporate Governance Committee, the Board adopted stock ownership guidelines applicable to our non-employee directors and our senior management team, including all of our executive officers, to further align the interests of our leadership with those of our stockholders. The stock ownership guidelines require that our chief executive officer must hold equity worth at least three times his or her base salary, that each of our other senior officers must hold equity worth at least one times his or her base salary, and each of our non-employee directors must hold equity worth at least 300% of the cash portion of the base annual retainer for regular service on the Board. Covered individuals and newly appointed or elected persons have five years to achieve compliance with the guidelines. The following forms of equity will count toward the ownership guidelines: shares owned outright, vested but unexercised “in-the-money” stock options, and unvested time-based restricted stock and restricted stock units.
Other Policies, Procedures, or Considerations
Anti-Hedging and Pledging Policy. Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, family members and controlled entities from engaging in speculative transactions in our securities, including short sales, puts/calls, purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities, and margin accounts or pledges.
No Excise Tax Gross-ups. We do not provide for any excise tax gross-up payments to our named executive officers. However, we previously provided limited tax gross-up payments for relocation and housing expenses to Ms. Collins negotiated as part of her offer letter.
Accounting and Tax Considerations
We account for equity compensation paid to our employees under the rules of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), which requires us to estimate and record an expense over the service period of any such award. Accounting standards also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
The Organization, Leadership and Compensation Committee of the Board
Akshay Vaishnaw, Chair Meeta Chatterjee Andrew Hirsch

2020 Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers during the years ended December 31, 2020, December 31, 2019 and December 31, 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Cynthia Collins(4)	2020	620,192	—	438,281	1,684,734	264,563	108,180	3,115,950
Former President and Chief Executive Officer	2019	909,174(5)	—	915,400(6)	12,436,552(6)	143,169	85,441	14,489,736
Michelle Robertson(7) Chief Financial Officer	2020	387,692	140,000	613,000	2,374,080	112,880	6,690	3,634,342
Charles Albright Ph.D.	2020	466,385	—	325,184	1,249,956	—(8)	8,056	2,049,581
Former Executive Vice President and	2019	427,774	—	562,078	701,454	296,954	8,063	1,996,323
Chief Scientific Officer	2018	390,654	—	—	1,855,626	132,823	8,796	2,387,899
Lisa Michaels, M.D.(9) Executive Vice President and Chief Medical Officer	2020	63,269	150,000	608,200	2,345,088	—	198	3,166,755
Judith Abrams, M.D.(10)	2020	147,231	—	—	—	—	156,786	304,017
Former Chief Medical Officer	2019	79,193	100,000	540,250	2,101,170	—	4,639	2,825,252
Eric Ek(11)	2020	104,857	—	—	—	—	—	104,857
Former interim Chief Financial Officer	2019	1,139,984	—	—	—	—	—	1,139,984

(1)
Reflects the aggregate grant date fair value of stock and option awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2020 Annual Report for assumptions underlying the valuation of equity awards.

(2)
Amounts represent bonuses paid to our named executive officers under our annual performance-based cash bonus program. Such bonuses earned during the year are typically paid in the following year.

(3)
All other compensation for 2020 included (i) life insurance premiums for Mses. Collins and Robertson and Drs. Albright, Michaels and Abrams in the amount of $1,980, $690, $2,056, $198 and $698, respectively, and 401(k) company matching contributions in the amount of $6,000 for Mses. Collins and Robertson and Dr. Albright, (ii) moving and relocation expenses, including tax gross ups, in the amount of $100,200 paid to Ms. Collins and (iii) moving and relocation expenses in the amount of $60,940 paid to Dr. Abrams. All other compensation for 2019 included (i) life insurance premiums for Ms. Collins and Drs. Albright and Abrams in the amount of $743, $2,063 and $369, respectively, and 401(k) company matching contributions in the amount of $6,000 for Ms. Collins and Dr. Albright, (ii) moving and relocation expenses, including tax gross ups, in the amount of $78,698 paid to Ms. Collins and (iii) moving and relocation expenses in the amount of $4,270 paid to Dr. Abrams. All other compensation for 2018 for Dr. Albright included life insurance premiums in the amount of $2,475, 401(k) company matching contributions in the amount of $6,000, and payments for unused and accrued vacation days in the amount of $321.

(4)
Ms. Collins was not a named executive officer for 2018. Therefore, the Summary Compensation Table includes compensation information for 2020 and 2019 only.

(5)
Includes (i) $654,546 of consulting fees paid to Ms. Collins pursuant to a consulting agreement for her service as our interim chief executive officer during 2019, (ii) $232,372 of base salary (at an annualized rate of $625,000) pursuant to the terms of her employment offer letter entered into in connection with her appointment as permanent chief executive officer in August 2019, and (iii) $22,256 earned by Ms. Collins for service as a director.

(6)
Such amounts include the equity awards made to Ms. Collins (i) pursuant to the consulting agreement for her service as our interim chief executive officer, (ii) her service as a non-employee director and (iii) pursuant to her employment offer letter in connection with the commencement of her employment as our permanent chief executive officer.

(7)
Ms. Robertson was not a named executive officer for 2019 or 2018. Therefore, the Summary Compensation Table includes compensation information for 2020 only. Ms. Robertson’s employment commenced with us in January 2020 and the salary amount reported reflects the pro rata portion of her annual salary of $400,000 from commencement of her employment through December 31, 2020. The bonus amount reflects a one-time sign on bonus that Ms. Robertson received in connection with commencement of her employment.

(8)
Dr. Albright was not eligible for a bonus for 2020 due to his separation from our company in January 2021.

(9)
Dr. Michaels was not a named executive officer for 2019 or 2018. Therefore, the Summary Compensation Table includes compensation information for 2020 only. Dr. Michaels’ employment commenced with us in November 2020 and the salary amount reported reflects the pro rata portion of her annual salary of $470,000 from commencement of her employment through December 31, 2020. The bonus amount reflects a one-time sign on bonus that Dr. Michaels received in connection with commencement of her employment. Dr. Michaels was not eligible for an annual bonus for 2020 due to her commencing employment late in 2020.

(10)
Dr. Abrams was not a named executive officer for 2018. Therefore, the Summary Compensation Table includes compensation information for 2020 and 2019 only. Dr. Abrams’ employment with our company ceased in May 2020 and the 2020 salary reported reflects the pro rata portion of Dr. Abrams’ annual salary of $435,000. All other compensation for 2020 for Dr. Abrams also includes $95,161 paid to her pursuant to an advisory agreement, as discussed more fully below in “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.” Dr. Abrams was not eligible for a bonus for 2020 due to the cessation of her employment in 2020.

(11)
Mr. Ek served as our interim chief financial officer from March 2019 through January 9, 2021, the date on which Ms. Robertson was appointed chief financial officer. Mr. Ek’s salary amounts reflect payments to FTI for Mr. Ek’s services as our interim chief financial officer, as discussed more fully below in “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements.”

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of the individual identified as our paid median employee to the annual total compensation of our principal executive officer. The paragraphs that follow describe our methodology and the resulting pay ratio.
As a result of a significant increase in our employee population during 2020, we identified a new median employee using our employee population as of December 31, 2020 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees),(B) actual bonus for 2020, and (C) the grant date fair value of any annual or new hire equity awards granted during the fiscal year ended December 31, 2020 and, (ii) ranking this aggregated compensation measure for our employees (excluding our chief executive officer) from highest to lowest. Salaries or wages for those employees hired during 2020 were annualized. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the rules applicable to the Summary Compensation Table.
The total compensation for 2020 for our median employee, identified as discussed above was $162,706. Our chief executive officer’s compensation as reported in the Summary Compensation Table was $3,115,950. Therefore, our pay ratio is approximately 19 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2020 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3)
Name(1)	Date of Grant	Threshold ($)(2)	Target ($)	Maximum ($)
Cynthia Collins(4)		—	375,000	506,250
	2/6/2020				15,625(5)			438,281
	2/6/2020					93,750(5)	28.05	1,684,734
Michelle Robertson(6)		160,000	216,000
	1/9/2020				20,000(7)			613,000
	1/9/2020					120,000(7)	30.65	2,374,080
Charles Albright, Ph.D.(8)		—	211,500	285,525
	2/6/2020				11,593(5)			325,184
	2/6/2020					69,556(5)	28.05	1,249,956
Lisa Michaels, M.D.	11/9/2020				20,000(7)			608,200
	11/9/2020					120,000(7)	30.41	2,345,088
Judith Abrams, M.D.	—	—	—	—	—	—	—	—
Eric Ek	—	—	—	—	—	—	—	—

(1)
For information on vesting acceleration upon termination of employment, see the “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” section below.

(2)
Under our annual performance-based cash bonus program, we do not require any minimum criteria for a named executive officer to participate in such program.

(3)
Reflects the grant date fair values of stock and option awards granted during the year in question calculated in accordance with the provisions of ASC 718. See Note 12 to our audited consolidated financial statements appearing in our 2020 Annual Report for assumptions underlying the valuation of equity awards.

(4)
Ms. Collins’ target and maximum amount of estimated future payouts under non-equity incentive plan awards was based solely on her target bonus amount multiplied by the target and maximum corporate goal achievement percentage of 100% and 135%, respectively. Pursuant to the letter agreement we entered into with Ms. Collins in connection with her separation from our company in February 2021, she received her target bonus amount multiplied by our corporate goal achievement percentage. For more information regarding this arrangement, see “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” section below.

(5)
Represents RSU and stock option awards granted in 2020 under our 2015 Stock Incentive Plan.

(6)
Ms. Robertson’s target and maximum amount of estimated future payouts under non-equity incentive plan awards was based solely on her target bonus amount multiplied by the target and maximum corporate goal achievement percentage of 100% and 135%, respectively.

(7)
Inducement award granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c), which inducement award was not subject to our 2015 Stock Incentive Plan.

(8)
Dr. Albright’s target and maximum amount of estimated future payouts under non-equity incentive plan awards was based solely on his target bonus amount multiplied by the target and maximum corporate goal achievement percentage of 100% and 135%, respectively. As a result of Dr. Albright’s separation from our company in January 2021, he was not eligible to receive any payouts under non-equity incentive plan awards for 2020.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers at December 31, 2020. Neither Dr. Abrams nor Mr. Ek held outstanding equity awards as of December 31, 2020.
		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)
Cynthia Collins(3)	12/06/2018	15,383	7,693(4)	—	26.69	12/05/2028	—	—
	06/12/2019	11,538	—	—	21.74	06/11/2029	—	—
	09/11/2019	166,667	333,333(5)	—	26.57	09/10/2029	—	—
	09/11/2019	83,333	—	166,667(6)	26.57	08/19/2024	—	—
	09/11/2019	—	—	—	—	—	13,333(7)	934,777
	02/06/2020	19,531	70,654(8)	—	28.05	02/05/2030	—	—
	02/06/2020	—	—	—	—	—	15,625(9)	1,095,469
Michelle Robertson	01/09/2020	—	120,000(10)	—	30.65	01/08/2030	—	—
	01/09/2020	—	—	—	—	—	20,000(11)	1,402,200
Charles Albright, Ph.D(12)	09/09/2016	145,000	—	—	16.51	09/08/2026	—	—
	03/01/2017	42,187	2,813(8)	—	24.60	02/28/2027	—	—
	02/07/2018	50,646	20,854(8)	—	36.67	02/06/2028	—	—
	02/06/2019	22,344	26,406(8)	—	21.10	02/05/2029	—	—
	02/06/2019	—	—	—	—	—	4,570(13)	320,403
	02/06/2020	14,491	55,065(8)	—	28.05	02/05/2030	—	—
	02/06/2020	—	—	—	—	—	11,593(13)	812,785
Lisa Michaels, M.D.	11/09/2020	—	120,000(14)	—	30.41	11/08/2030	—	—
	11/09/2020	—	—	—	—	—	20,000(15)	1,402,200

(1)
All unvested stock options were granted under our 2015 Stock Incentive Plan, except for the grants to Ms. Robertson and

Dr. Michaels, which were inducement grants approved by our Board. For information on vesting acceleration upon termination of employment, see the “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” section below.
(2)
All unvested RSUs were granted under our 2015 Stock Incentive Plan, except for the grants to Ms. Robertson and Dr. Michaels, which were inducement grants approved by our Board. For information on vesting acceleration upon termination of employment, see the “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” section below. The market value of unvested RSUs are based on a price of $70.11 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2020.

(3)
Ms. Collins’ employment with our company ceased on February 15, 2021 (the “Separation Date”), at which time her outstanding unvested stock options and unvested restricted stock unit awards were forfeited, except for those options and awards discussed in footnotes 5 and 7, which became fully vested as of the Separation Date. Ms. Collins has three months following her separation date to exercise her outstanding stock options that had vested as of the Separation Date.

(4)
All unvested shares underlying this option were forfeited as of the Separation Date.

(5)
The shares vested as to 25% of the shares underlying the option on August 19, 2020 and an additional 2.0833% of the shares underlying the option vest at the end of each successive month following such date until August 19, 2023, subject to continued service. In accordance with Ms. Collins’ offer letter, the unvested portion of this option award became fully vested and exercisable as of her Separation Date.

(6)
All unearned shares underlying this option were forfeited as of the Separation Date.

(7)
The shares underlying this restricted stock unit award vest as to one-third of the shares on each of August 19, 2020, 2021 and 2022, subject to continued service. In accordance with Ms. Collins’ offer letter, the unvested portion of this restricted stock unit award became fully vested as of her Separation Date.

(8)
1/48th of the shares vested in equal monthly installments beginning after the effective date of grant, subject to continued service, through the respective dates on which Ms. Collins’ and Dr. Albright’s employment with our company ceased, at which point the unvested portions of these options were forfeited.

(9)
The shares underlying this restricted stock unit award vested as to 25% of the shares on February 6, 2021 and the remaining shares were forfeited upon the cessation of Ms. Collins’ employment with our company on the Separation Date.

(10)
The shares vested as to 25% of the shares underlying the option on January 9, 2021 and an additional 2.0833% of the shares underlying the option vest at the end of each successive month following such date, subject to continued service.

(11)
The shares underlying this restricted stock unit award vest as to one-fourth of the shares on each of January 9, 2021, 2022, 2023 and 2024, subject to continued service.

(12)
Dr. Albright’s employment with our company ceased on January 15, 2021, at which time his outstanding unvested stock options and unvested restricted stock unit awards were forfeited. Dr. Albright had three months following his separation date to exercise his outstanding stock options that had vested as of such separation date.

(13)
These unvested shares underlying this restricted stock unit award were forfeited by Dr. Albright upon the cessation of his employment with our company on January 15, 2021.

(14)
The shares vest as to 25% of the shares underlying the option on November 9, 2021 and an additional 2.0833% of the shares underlying the option at the end of each successive month following such date, subject to continued service.

(15)
The shares underlying this restricted stock unit award vest as to one-fourth of the shares on each of November 9, 2021, 2022, 2023 and 2024, subject to continued service.

Option Exercises and Stock Vested
The following table sets forth information concerning option exercises and stock vested for each of our named executive officers during the fiscal year ended December 31, 2020:
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (#)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Cynthia Collins	—	—	6,667	246,479
Michelle Robertson	—	—	—	—
Charles Albright, Ph.D.	60,000	1,680,400	21,532	579,010
Lisa Michaels, M.D.	—	—	—	—
Judith Abrams, M.D.	—	—	—	—
Eric Ek	—	—	—	—

(1)
Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of exercise.

(2)
The value realized on vesting is based on the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date, or if the Nasdaq Global Select Market was not open on such vesting date the next trading date, multiplied by the number of shares of restricted stock that vested.

Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements
We have entered into written offer letters with each of Mr. Mullen, Ms. Robertson and Dr. Michaels. These offer letters set forth the terms of their compensation, including their initial base salary, and an initial target bonus percentage. In addition, the offer letters provide that the named executive officers are eligible to participate in company-sponsored benefit programs that are available generally to all of our employees. Each of our named executive officers for 2020 were, and our current executive officers are, eligible to receive benefits under the Severance Plan as described in the Compensation Discussion and Analysis, “—Other Benefits—Severance and Change in Control Benefits.”
In connection with Mr. Mullen’s appointment as our chief executive officer, we entered into an employment offer letter with him, dated as of February 14, 2021 (the “Mullen Offer Letter”). The Mullen Offer Letter provides for an annual base salary of $625,000 and an annual target bonus equal to 60% of his base salary, which will be prorated for 2021. Mr. Mullen will also receive a benefits allowance of $2,750 per month. In addition, pursuant to the Mullen Offer Letter, the Board granted Mr. Mullen (i) an option to purchase 341,978 shares of our common stock, which will vest upon the achievement of specified organizational milestones as set by the Compensation Committee (the “New Hire Option”), (ii) an option to purchase 196,637 shares of our common stock, which will vest as to one-third of the shares on the date on which the closing price of the Company’s common stock has for 15 consecutive trading days (in the five-year period following grant) equaled or exceeded $80.00, $100.00 and $120.00, respectively (the “Performance-Vesting Option”) and (iii) a restricted stock unit award for 109,433 shares of our common stock, which will vest upon the achievement of certain research and development milestones as determined by the Compensation Committee (the “RSU Award”). The New Hire Option and the Performance-Vesting Option each had an exercise price of $45.69, which was equal to the closing price of our common stock on the Nasdaq Global Select Market on the grant date. Mr. Mullen is also entitled to severance benefits in accordance with the Severance Plan.
In connection with Ms. Robertson’s appointment as our chief financial officer, we entered into an employment offer letter with her, dated December 27, 2019 (the “Robertson Offer Letter”). The Robertson Offer Letter provided for an annual base salary of $400,000 and an annual target bonus equal to 40% of her base salary. In addition, as contemplated by the Robertson Offer Letter, the Board granted Ms. Robertson

(i) an option to purchase 120,000 shares of our common stock, which vested as to 25% of the shares underlying the option on January 9, 2021 and is scheduled to vest an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until January 9, 2024, and has an exercise price of $30.65 per share, which was the closing price of our common stock on the date of grant, and (ii) a restricted stock unit award for 20,000 shares of our common stock, which vested as to one-fourth of the shares January 9, 2021 and is scheduled to vest one-fourth on each January 9 thereafter until January 9, 2024, in each case subject to her continued service. Ms. Robertson is also entitled to severance benefits in accordance with the Severance Plan. The Robertson Offer Letter further provided for a one-time signing bonus in the amount of $140,000, provided that, in the event Ms. Robertson resigned her employment with us other than for good reason or was terminated by us for cause (each as defined in the Severance Plan) prior to the one-year anniversary of her employment date, Ms. Robertson must repay to us her signing bonus.
In connection with Dr. Michaels’ appointment as our chief medical officer, we entered into an employment offer letter with her, dated as of September 25, 2020 (the “Michaels Offer Letter”). The Michaels Offer Letter provides for an annual base salary of $470,000 and an annual target bonus equal to 45% of her salary. In addition, as contemplated by the Michaels Offer Letter, the Board granted Dr. Michaels (i) an inducement stock option to purchase 120,000 shares of our common stock, which shall vest as to 25% of the shares underlying the option on the first anniversary of her employment commencement date and an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until the fourth anniversary of the employment commencement date and had an exercise price of $30.41, which was the closing price of our common stock on the date of grant, and (ii) an inducement RSU award of 20,000 shares, which shall vest in four equal installments on each anniversary of Dr. Michaels’ employment commencement date. The Michaels Offer Letter further provides that Dr. Michaels is entitled to reimbursement of up to $125,000 for certain relocation expenses and up to $42,000 for certain temporary housing expenses. In the event Dr. Michaels resigns her employment with us other than for good reason or is terminated by us for case (each as defined in the Severance Plan) within 12 months of our final reimbursement for her relocation expenses, Dr. Michaels must repay to us all reimbursement payments made by us for her relocation and housing expenses, and if such resignation or termination occurs after 12 months but before 24 months of our final reimbursement for her relocation expenses, she must repay to us 50% of such reimbursement payments. The Michaels Offer Letter further provided for a one-time signing bonus in the amount of $150,000, provided that, in the event Dr. Michaels resigns her employment with us other than for good reason (as defined in the Severance Plan) or is terminated by us for certain acts specified in the Michaels Offer Letter prior to the one-year anniversary of her employment date, Dr. Michaels must repay to us her signing bonus.
Prior to their resignations, we had similar arrangements with Ms. Collins, Dr. Albright and Dr. Abrams pursuant to offer letters with each of them on substantially the same terms as the offer letters we have in place with Mr. Mullen, Ms. Robertson and Dr. Michaels, except (i) none provided for the benefits allowance contemplated by the Mullen Offer Letter, (ii) only Dr. Abrams received a sign-on bonus, and (iii) the Collins Offer Letter included certain changes with respect to the Severance Plan and tax gross-ups for the relocation and housing expense reimbursement.
In February 2021, we entered into a letter agreement with Ms. Collins in connection with her separation from our company. Under the agreement, we agreed to provide Ms. Collins an amount equivalent to 12 months of her current base salary, payable in installments in accordance with our regular payroll practices, her 2020 bonus and benefits continuation for up to 12 months.
In April 2020, we entered into a letter agreement with Dr. Abrams in connection with her separation from our company. Under the agreement, we agreed to provide Dr. Abrams benefits continuation for up to twelve months. In addition, in May 2020, we entered into an advisory services agreement with Dr. Abrams pursuant to which we agreed to pay Dr. Abrams $50,000 per month for a term of up to six months. Dr. Abrams terminated the advisory agreement in June 2020, at which time the payments thereunder ceased.
In February 2019, our Board appointed Eric Erik as our interim chief financial officer, principal financial officer and principal accounting officer, effective as of March 1, 2019. Mr. Ek was an employee of FTI and we entered into an Interim Management: CFO Agreement with FTI, pursuant to which Mr. Ek provided services to us. Under the terms of such agreement, FTI received monthly and hourly fees for the services provided by Mr. Ek to us. Such arrangement was terminated in January 2020 in connection with the appointment of Michelle Robertson as our chief financial officer.
Potential Payments upon Termination or Change in Control
As more fully discussed above in Compensation Discussion and Analysis, we provide severance benefits to certain of our executives, including our named executive officers, and other employees designated by our Board or an authorized committee thereof, if their employment is terminated by us “without cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan) pursuant to the terms of our Severance Plan.
The following table sets forth potential payments upon termination and change in control that would be made to our named executive officers, assuming that such termination or change in control occurred on December 31, 2020, after giving effect to the Severance Plan. Dr. Abrams resigned in May 2020 as our chief medical officer but she was not entitled to payment or acceleration of vesting with respect to her equity awards in connection with her resignation. Pursuant to our arrangement with FTI, Mr. Ek was not eligible for any severance or bonus payments or continuation of benefits and did not receive any equity awards from us in connection with his service as our interim chief financial officer. See above under “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” for a description of the advisory agreement entered into with Dr. Abrams and our agreement with FTI. In addition to the amounts shown in the table below, each named executive officer would be entitled to receive payments for base salary through the date of termination and payment for any reimbursable business expenses incurred.
Name	Benefit	Triggering Event
		Resignation For Good Reason or Termination Without Cause ($)	Resignation For Good Reason or Termination Without Cause Upon or Within One Year Following a Change-in-Control ($)
Cynthia Collins(1)	Severance Payments(2)	625,000	625,000
	Bonus Payment	—(3)	375,000(4)
	Continuation of Benefits	5,678	5,678
	Market Value of Stock Vesting(5)	15,448,095	27,232,848
	Total	16,078,773	28,238,526

Michelle Robertson	Severance Payments(2)	400,000	400,000
	Bonus Payment	—(3)	160,000(4)
	Continuation of Benefits	5,678	5,678
	Market Value of Stock Vesting(5)	—	6,137,400
	Total	405,678	6,703,078

Charles Albright, Ph.D.	Severance Payments(2)	470,000	470,000
	Bonus Payment	—(3)	211,500(4)
	Continuation of Benefits	5,678	5,678
	Market Value of Stock Vesting(5)	—	5,568,757
	Total	475,678	6,255,935

Lisa Michaels, M.D.	Severance Payments(2)	470,000	470,000
	Bonus Payment	—(3)	188,000(4)
	Continuation of Benefits	5,678	5,678
	Market Value of Stock Vesting(5)	—	6,166,200
	Total	475,678	6,829,878

(1)
Ms. Collins’ amounts listed under resignation for good reason or termination without cause assume that a change-in-control did not happen within 12 months after such termination. The amounts listed for Ms. Collins under resignation for good reason or termination without cause upon or within one year following a change-in-control also include the amounts she would receive if such resignation or termination occurred within the 12-month period prior to or after a change-in-control. See “—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” for a description of the amounts paid to Ms. Collins in connection with her separation from our company in February 2021 and “—Outstanding Equity Awards at Fiscal-Year End” for a description of Ms. Collins’ awards that vested in connection with such separation.

(2)
Represents 12 monthly payments of each executive’s monthly base salary from the time of termination.

(3)
Under our Severance Plan, Ms. Collins, Ms. Robertson and Dr. Albright would not have been eligible for bonuses for 2020 if their employment was terminated on December 31, 2020 because the bonus period would not have ended prior to such termination. Even if entitled, such performance-based cash bonus is granted at the discretion of the Compensation Committee or the Board. Dr. Michaels was not eligible for a bonus for 2020 due to her employment commencing in the fourth quarter of 2020.

(4)
Amount represents a lump sum payment equal to the target bonus amount multiplied by a fraction the numerator of which is the number of months the named executive officer is entitled to severance, which would be 12 months, and the denominator of which is twelve, payable on the date on which the release signed by the named executive officer becomes effective.

(5)
These awards would become vested and the value of the acceleration would be equal to the shares multiplied by (i) in the case of stock options, the excess of the then current stock price over the exercise price of the options for options and (ii) in the case of RSUs, the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2020, which was $70.11 per share.

Other Agreements
We also entered into employee confidentiality, non-solicitation, non-competition and proprietary information agreements with each of our named executive officers. Under these agreements, each of our named executive officers has agreed:
•
not to compete with us during his or her employment and for a period of one year after the termination of his or her employment,

•
not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment,

•
to protect our confidential and proprietary information, and

•
to assign to us related intellectual property developed during the course of his or her employment.

Rule 10b5-1 Sales Plans
Certain of our executive officers have adopted, and directors and other executive officers may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Compensation Committee Interlocks and Insider Participation
During 2020, each of James C. Mullen, Andrew Hirsch and Akshay K. Vaishnaw, M.D., Ph.D. served as a member of the Compensation Committee. None of the members of the Compensation Committee during 2020 served as an officer or employee of our company during 2020 or had formerly served as one of our officers. During 2020, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that had one or more executive officers who served as members of our Board or the Compensation Committee.
Director Compensation
Under our director compensation program, we pay our non-employee directors a cash retainer for service on the Board and for each committee on which the director serves. The chair of our Board and of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director was not serving on our Board or the relevant committee thereof. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:
	Member Annual Fee	Chair Annual Fee
Board of Directors	$35,000	$75,000
Audit Committee	$7,500	$15,000
Organization, Leadership and Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000
Science and Technology Committee	$5,000	$10,000
Any non-employee director serving as the Board-appointed lead independent director also receives an annual fee of $25,000, in addition to any fees such director receives for his or her service on the Board or any committees thereof.
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our Board and committee meetings. Additionally, our Board may establish other committees from time to time that include fees for both members and chairpersons, as well as per meeting fees.
In addition, under our director compensation program, each non-employee director receives under our 2015 Stock Incentive Plan, upon his or her initial election to our Board, an option to purchase 23,076 shares of our common stock. Each of these options vests as to one-third of the shares of our common stock underlying such option on each anniversary of the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director. Further, on the date of the first Board meeting held after each annual meeting of stockholders, each non-employee director that has served on our Board for at least four months receives, under our 2015 Stock Incentive Plan, an option to purchase 11,538 shares of our common stock. Each of these options will vest in full on the one-year anniversary of the grant date unless otherwise provided at the time of grant, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and become exercisable in full upon a change in control of our company.
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2020.
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Meeta Chatterjee, Ph.D.(2)	1,834	942,101	943,935
Andrew Hirsch	55,000	203,938	258,938
Jessica Hopfield, Ph.D.	56,500	203,938	260,438
James C. Mullen	100,500	203,938	304,438
David T. Scadden, M.D.	44,000	203,938	247,938
Akshay K. Vaishnaw, M.D., Ph.D.	50,000	203,938	253,938

(1)
Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2020 Annual Report for assumptions underlying the valuation of equity awards. The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 for our non-employee directors were: Dr. Chatterjee: 23,076, Mr. Hirsch: 57,690, Dr. Hopfield: 46,152, Mr. Mullen: 46,152, Dr. Scadden: 34,614, and Dr. Vaishnaw: 69,228.

(2)
Dr. Chatterjee joined our Board on December 17, 2020. Dr. Chatterjee was granted an option to purchase 23,076 shares on December 17, 2020 in connection with her election to our Board. Such option had an exercise price of $62.71, which was the closing price of our common stock on the date of grant, and is scheduled to vest over three years in equal yearly installments of one-third of the shares beginning on December 17, 2021 through December 17, 2024.
Securities Authorized for Issuance Under Our Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2020.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	4,013,707	$27.05	5,599,450
Equity compensation plans not approved by security holders(3)	280,000	$30.53	—
Total	4,293,707	$27.26	5,599,450

(1)
The calculations do not take into account the 507,450 shares of common stock subject to outstanding restricted stock unit awards, since RSUs have no exercise price.

(2)
Consists of our 2013 Stock Incentive Plan, as amended to date, our 2015 Stock Incentive Plan and our 2015 Employee Stock Purchase Plan (the “2015 ESPP”). The amounts disclosed do not reflect an additional 2,507,552 shares of common stock authorized for issuance under our 2015 Stock Incentive Plan as of January 1, 2021 and an additional 626,888 shares of common stock authorized for issuance under the 2015 ESPP as of January 1, 2021, in each case in accordance with the terms of the applicable plan. Our 2015 Stock Incentive Plan provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2026, equal to the lowest of 2,923,076 shares of our common stock, 4% of the number of shares of our common stock outstanding on such first day of the fiscal year in question, and an amount determined by our Board. The 2015 ESPP provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2026, in an amount equal to the least of 769,230 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our Board.

(3)
Consists of stock option awards and RSUs approved by our Board as inducements material to each of Michelle Robertson’s and Lisa Michaels’ acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Each of Ms. Robertson and Dr. Michaels was granted a stock option to purchase 120,000 shares of our common stock and an RSU for 20,000 shares of our common stock. Ms. Robertson’s awards were granted on January 9, 2020, and the inducement stock option award had an exercise price of $30.65 per share, which was equal to the closing price per share of our common stock on the date of grant. Dr. Michaels’ awards were granted on November 9, 2020, and the inducement stock option award had an exercise price of $30.41 per share, which was equal to the closing price per share of our common stock on the date of grant. For a discussion of the vesting terms of these awards, see “—Outstanding Equity Awards at Fiscal Year End.”

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2020 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Participation in Public Offerings
In June 2020, we sold an aggregate of 6,900,000 shares of our common stock at a price of $31.25 per share pursuant to an underwritten public offering (the “2020 Offering”). BlackRock Inc. (“BlackRock”) and The Vanguard Group, Inc. (“Vanguard”), each of which is the beneficial owner of more than 5% of our voting securities, purchased 300,000 and 250,000 shares of our common stock, respectively, in the 2020 Offering. Such purchases were made through the underwriters at the public offering price of $31.25 per share for an aggregate purchase price of $17.2 million.
In addition, in January and February 2021, we sold an aggregate of 4,025,000 shares of our common stock at a price of $66.00 per share pursuant to an underwritten public offering (the “2021 Offering”). BlackRock and Vanguard purchased 81,449 and 210,000 shares of our common stock, respectively, in the 2021 Offering. Such purchases were made through the underwriters at the public offering price of $66.00 per share for an aggregate purchase price of $19.2 million.
Employment Agreements
See the “Executive Compensation—Employment, Severance, Change in Control Arrangements, Separation and Consulting Arrangements” and “Director Compensation” sections of this Proxy Statement for a further discussion of these arrangements.
Indemnification of Officers and Directors
Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.
Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:
•
the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•
the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•
the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee following such transaction or following the date that such transaction comes to the attention of the chief financial officer. The policy also provides that alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the Audit Committee to the chair of the Audit Committee, who will review and may approve the related person transaction, subject to ratification by the Audit Committee at the next meeting of the Audit Committee.
In addition, the policy provides that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner to be specified in the charter of the Compensation Committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the Audit Committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business of our company;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 6, 2021 by:
•
each person known by us to beneficially own more than 5% of our common stock;

•
each of our current directors;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 67,580,775 shares of our common stock outstanding as of April 6, 2021.
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 6, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 11 Hurley Street, Cambridge, Massachusetts 02141. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
ARK Investment Management LLC(1)	10,125,564	15.0%
The Vanguard Group, Inc.(2)	5,824,886	8.6%
BlackRock Inc.(3)	5,305,406	7.9%
Sumitomo Mitsui Trust Holdings, Inc. and Nikko Asset Management Co., Ltd.(4)	4,388,143	6.5%
Named Executive Officers and Directors
Judith Abrams, M.D.	—	—
Charles Albright, Ph.D.	8,744	*
Meeta Chatterjee, Ph.D.	—	—
Cynthia Collins(5)	535,130	*
Eric Ek	—	—
Andrew Hirsch(6)	48,152	*
Jessica Hopfield, Ph.D.(7)	57,314	*
Lisa Michaels, M.D.	—	—
James C. Mullen(8)	69,614	*
Michelle Robertson(9)	45,444	*
David T. Scadden, M.D.(10)	15,384	*
Akshay K. Vaishnaw, M.D., Ph.D(11)	57,690	*
All executive officers and directors as a group (8 persons)(12)	293,597	*

*
Less than 1%.

(1)
ARK Investment Management LLC (“ARK”) has sole voting power with respect to 8,674,905 shares, shared voting power with respect to 1,008,363 shares and sole dispositive power with respect to 10,125,564 shares. The principal business address of ARK and its related entities is 3 East 28th Street, 7th Floor, New York, NY 10016. The number of shares we have reported as beneficially owned by ARK (and the other information in this footnote) is based on a Schedule 13G/A filed by ARK with the SEC on February 16, 2021 reporting beneficial ownership as of December 31, 2020.
(2)
The Vanguard Group, Inc (“Vanguard”) has shared voting power with respect to 143,451 shares. Vanguard has sole dispositive power with respect to 5,630,889 shares and shared dispositive power with respect to 193,997 shares. The principal business address of Vanguard and its related entities is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares we have reported as beneficially owned by Vanguard (and the other information in this footnote) is based on a Schedule 13G/A filed by Vanguard with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020.

(3)
BlackRock, Inc. has sole voting power with respect to 5,189,363 shares and holds sole dispositive power over 5,305,406 shares. BlackRock, Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055. The number of shares we have reported as beneficially owned by Blackrock, Inc. (and the other information in this footnote) is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021 reporting beneficial ownership as of December 31, 2020.

(4)
Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”) have shared voting and dispositive power with respect to all shares. Nikko Asset Management Americas, Inc. (“NAM Americas”), a subsidiary to SMTH and NAM, has shared voting power with respect to 3,702,652 shares and has shared dispositive power with respect to 4,388,143 shares. The principal business address of SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan, NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan and NAM Americas is 605 Third Avenue, 38th Floor, New York, NY 10158. The number of shares we have reported as beneficially owned by SMTH, NAM and NAM Americas (and the other information in this footnote) is based on a Schedule 13G/A filed by SMTH and NAM with the SEC on February 5, 2021 reporting beneficial ownership as of December 31, 2020 and a Schedule 13G/A filed by NAM Americas on February 11, 2021 reporting beneficial ownership as of December 31, 2020.

(5)
Consists of 53,028 shares of common stock and 482,102 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021. Any outstanding options held by Ms. Collins will expire on May 16, 2021, the date that is 90 days after her separation date.

(6)
Consists of 2,000 shares of common stock and 46,152 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(7)
Consists of 22,700 shares of common stock and 34,614 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(8)
Consists of 35,000 shares of common stock and 43,614 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(9)
Consists of 3,432 shares of common stock and 42,012 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(10)
Consists of 15,384 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(11)
Consists of 57,690 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

(12)
Consists of 63,132 shares of common stock and 230,465 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2021.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2020 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.
The Audit Committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, Ernst & Young LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
By the audit committee of the board of directors of Editas Medicine, Inc.
Andrew Hirsch, Chair
Meeta Chatterjee, Ph.D.
Jessica Hopfield, Ph.D.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform (the “Dodd-Frank Act”) and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934 (the “Exchange Act”). Our executive compensation program is designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term performance, which we believe serves to enhance short- and long-term value creation for our stockholders. The program contains elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders and paying for performance.
The section of this Proxy Statement titled “Executive Compensation,” including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by the Compensation Committee. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our executive compensation program rewards value creation for stockholders and progress towards achieving our business goals and that promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our Board believes that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.
Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of the company or our Board (or any committee thereof), or create or imply any additional fiduciary duties for the company or our Board (or any committee thereof). However, the Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers. In 2019, our Board recommended, our stockholders agreed and our Board thereafter concluded that our stockholders cast an advisory vote annually on the executive compensation of our named executive officers. The next stockholder advisory “say-on-frequency” vote will occur at our 2025 annual meeting of stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS BY VOTING ‘FOR’ THIS PROPOSAL.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2021
Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our Board believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Audit Fees
We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.
	2020	2019
Audit fees(1)	$845,803	$881,023
Audit-related fees	—	—
Tax fees(2)	30,306	71,280
All other fees(3)	—	960
Total fees	$876,109	$953,263

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with registration statements filed with the SEC.

(2)
Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice, and tax planning.

(3)
All other fees represent fees for certain software subscription services offered by Ernst & Young LLP.

The aggregate fees included in the Audit Fees are those billed for the fiscal year and the Tax Fees are those fees billed in the fiscal year.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee.

From time to time, the Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the Audit Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval. The Audit Committee has delegated to its chair the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chair of the Audit Committee is reported to the committee at its next regularly scheduled meeting.
During our 2020 and 2019 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Investor Relations, telephone: 617-401-9000. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 21, 2021. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Chief Legal Officer, Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2022 and no later than March 5, 2022.
OTHER MATTERS
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com EDITAS MEDICINE, INC. 11 HURLEY STREET CAMBRIDGE, MA 02141 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EDIT2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D39085-P52050 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EDITAS MEDICINE, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of two Class II Directors, each to serve until the 2024 annual meeting of stockholders Nominees: 01) Meeta Chatterjee, Ph.D. 02) Andrew Hirsch The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation paid to the Company's named executive officers. 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D39086-P52050 EDITAS MEDICINE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2021 8:30 A.M. Eastern Time The stockholder(s) hereby appoint(s) James C. Mullen, Michelle Robertson and Charlene Stern, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EDITAS MEDICINE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., Eastern Time on June 3, 2021, via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2021. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side